                                                               Conformed Copy







                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                                  BEC ENERGY,


                     BOSTON ENERGY TECHNOLOGY GROUP, INC.,


                          COMMONWEALTH ENERGY SYSTEM,


                          COM/ENERGY RESOURCES, INC.


                                     AND


                                BEC NEWCO, INC.



                          dated as of December 5, 1998

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                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

                                  ARTICLE I.

                    THE MERGERS AND THE SUBSIDIARY MERGERS

SECTION 1.1 THE MERGERS ................................................... 1
SECTION 1.2 EFFECTS OF THE MERGERS ........................................ 2
SECTION 1.3 EFFECTIVE TIME ................................................ 2

                                 ARTICLE II.

                             TREATMENT OF SHARES

SECTION 2.1 EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF CES ............. 2
SECTION 2.2 EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF BEC ............. 6
SECTION 2.3 EXCHANGE OF CERTIFICATES ...................................... 9

                                 ARTICLE III.

                                 THE CLOSING

SECTION 3.1 CLOSING ...................................................... 13

                                 ARTICLE IV.

                      REPRESENTATIONS AND WARRANTIES OF
                                     CES

SECTION 4.1 ORGANIZATION AND QUALIFICATION ............................... 13
SECTION 4.2 SUBSIDIARIES ................................................. 14
SECTION 4.3 CAPITALIZATION ............................................... 14
SECTION 4.4 ORGANIZATIONAL DOCUMENTS ..................................... 15
SECTION 4.5 AUTHORITY .................................................... 15
SECTION 4.6 NO CONFLICT; STATUTORY APPROVALS; COMPLIANCE ................. 15
SECTION 4.7 ALL ASSETS NECESSARY TO CONDUCT BUSINESS ..................... 17
SECTION 4.8 REPORTS AND FINANCIAL STATEMENTS ............................. 18
SECTION 4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS ......................... 18
SECTION 4.10 LITIGATION .................................................. 19
SECTION 4.11 NO UNDISCLOSED LIABILITIES .................................. 19

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                                                                         ----

SECTION 4.12 REGISTRATION STATEMENT AND JOINT PROXY STATEMENT ............ 19
SECTION 4.13 RESTRICTIONS ON BUSINESS ACTIVITIES ......................... 20
SECTION 4.14 TAX MATTERS ................................................. 20
SECTION 4.15 EMPLOYEE MATTERS; ERISA ..................................... 22
SECTION 4.16 ENVIRONMENTAL PROTECTION .................................... 24
SECTION 4.17 REGULATION AS A UTILITY ..................................... 26
SECTION 4.18 VOTE REQUIRED ............................................... 26
SECTION 4.19 OPINION OF FINANCIAL ADVISOR ................................ 26
SECTION 4.20 OWNERSHIP OF BEC COMMON STOCK ............................... 26
SECTION 4.21 INSURANCE ................................................... 26
SECTION 4.22 CHANGE IN CONTROL AND SEVERANCE PAYMENTS .................... 27
SECTION 4.23 YEAR 2000 ................................................... 27
SECTION 4.24 NON-APPLICABILITY OF CERTAIN MASSACHUSETTS LAWS ............. 27
SECTION 4.25 BROKERS ..................................................... 28
SECTION 4.26 OPERATIONS OF NUCLEAR POWER PLANT ........................... 28

                                  ARTICLE V.

                    REPRESENTATIONS AND WARRANTIES OF BEC

SECTION 5.1 ORGANIZATION AND QUALIFICATION ............................... 28
SECTION 5.2 SUBSIDIARIES ................................................. 29
SECTION 5.3 CAPITALIZATION ............................................... 29
SECTION 5.4 ORGANIZATIONAL DOCUMENTS ..................................... 30
SECTION 5.5 AUTHORITY .................................................... 30
SECTION 5.6 NO CONFLICT; STATUTORY APPROVALS; COMPLIANCE ................. 30
SECTION 5.7 ALL ASSETS NECESSARY TO CONDUCT THE BUSINESS ................. 32
SECTION 5.8 REPORTS AND FINANCIAL STATEMENTS ............................. 32
SECTION 5.9 ABSENCE OF CERTAIN CHANGES OR EVENTS ......................... 33
SECTION 5.10 LITIGATION .................................................. 33
SECTION 5.11 NO UNDISCLOSED LIABILITIES .................................. 34
SECTION 5.12 REGISTRATION STATEMENT AND JOINT PROXY STATEMENT ............ 34
SECTION 5.13 RESTRICTIONS ON BUSINESS ACTIVITIES ......................... 34
SECTION 5.14 TAX MATTERS ................................................. 35
SECTION 5.15 EMPLOYEE MATTERS; ERISA ..................................... 36
SECTION 5.16 ENVIRONMENTAL PROTECTION .................................... 38
SECTION 5.17 REGULATION AS A UTILITY ..................................... 39
SECTION 5.18 VOTE REQUIRED ............................................... 39
SECTION 5.19 OPINION OF FINANCIAL ADVISOR ................................ 39
SECTION 5.20 OWNERSHIP OF CES COMMON STOCK ............................... 40

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                                                                         Page
                                                                         ----

SECTION 5.21 INSURANCE ................................................... 40
SECTION 5.22 CHANGE IN CONTROL AND SEVERANCE PAYMENTS .................... 40
SECTION 5.23 YEAR 2000 ................................................... 40
SECTION 5.24 NON-APPLICABILITY OF CERTAIN MASSACHUSETTS LAWS ............. 41
SECTION 5.25 BROKERS ..................................................... 41
SECTION 5.26 OPERATIONS OF NUCLEAR POWER PLANT ........................... 41

                                  ARTICLE VI.

                    CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.1 COVENANTS OF THE PARTIES ..................................... 41
SECTION 6.2 COVENANT OF NO SOLICITATION .................................. 48

                                 ARTICLE VII.

                             ADDITIONAL AGREEMENTS

SECTION 7.1 ACCESS TO INFORMATION ........................................ 49
SECTION 7.2 JOINT PROXY STATEMENT AND REGISTRATION STATEMENT ............. 50
SECTION 7.3 REGULATORY MATTERS ........................................... 51
SECTION 7.4 SHAREHOLDER APPROVAL ......................................... 52
SECTION 7.5 DIRECTORS' AND OFFICERS' INDEMNIFICATION ..................... 52
SECTION 7.6 DISCLOSURE SCHEDULES ......................................... 54
SECTION 7.7 PUBLIC ANNOUNCEMENTS ......................................... 54
SECTION 7.8 RULE 145 AFFILIATES .......................................... 54
SECTION 7.9 CERTAIN EMPLOYEE AGREEMENTS .................................. 55
SECTION 7.10 EMPLOYEE BENEFIT PLANS ...................................... 55
SECTION 7.11 STOCK PLANS ................................................. 55
SECTION 7.12 EXPENSES .................................................... 56
SECTION 7.13 FURTHER ASSURANCES .......................................... 56
SECTION 7.14 CORPORATE OFFICES ........................................... 56
SECTION 7.15 OFFICERS .................................................... 56
SECTION 7.16 EMPLOYMENT CONTRACTS ........................................ 56
SECTION 7.17 WORKFORCE MATTERS ........................................... 56
SECTION 7.18 COMPANY'S BOARD OF DIRECTORS ................................ 57
SECTION 7.19 CONFIDENTIALITY AGREEMENTS .................................. 57

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                                ARTICLE VIII.

                          CONDITIONS TO THE MERGERS

SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
               MERGERS ................................................... 58
SECTION 8.2 ADDITIONAL CONDITIONS TO OBLIGATION OF BEC TO EFFECT
               THE MERGERS ............................................... 59
SECTION 8.3 ADDITIONAL CONDITIONS TO OBLIGATION OF CES TO EFFECT
               THE MERGERS ............................................... 61

                                 ARTICLE IX.

                      TERMINATION, AMENDMENT AND WAIVER

SECTION 9.1 TERMINATION .................................................. 62
SECTION 9.2 EFFECT OF TERMINATION ........................................ 65
SECTION 9.3 TERMINATION FEE; EXPENSES .................................... 65
SECTION 9.4 AMENDMENT .................................................... 66
SECTION 9.5 WAIVER ....................................................... 66

                                 ARTICLE X.

                              GENERAL PROVISIONS

SECTION 10.1 NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND
               WARRANTIES ................................................ 66
SECTION 10.2 NOTICES ..................................................... 67
SECTION 10.3 MISCELLANEOUS ............................................... 68
SECTION 10.4 INTERPRETATION .............................................. 68
SECTION 10.5 COUNTERPARTS; EFFECT ........................................ 68
SECTION 10.6 PARTIES IN INTEREST ......................................... 69
SECTION 10.7 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES .................... 69
SECTION 10.8 ENFORCEMENT ................................................. 69
SECTION 10.9 MASSACHUSETTS BUSINESS TRUST ................................ 69
SECTION 10.10 SEVERABILITY ............................................... 70
SECTION 10.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES
               CUMULATIVE ................................................ 70

                         AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER dated as of December 5, 1998 (the "Agreement") among BEC Energy, a Massachusetts Voluntary Association ("BEC"), Boston Energy Technology Group, Inc., a Massachusetts business corporation ("BETG"), Commonwealth Energy System, a Massachusetts Voluntary Association ("CES"), COM/Energy Resources, Inc., a Massachusetts business corporation ("CRI"), and BEC Newco, Inc., a Massachusetts business corporation of which BEC and CES each own 50% of the outstanding common stock (the "Company").

     WHEREAS, CES and BEC have determined to engage in a strategic business combination transaction on the terms stated herein;

     WHEREAS, the Board of Trustees of CES and the Board of Directors of CRI, and the Board of Trustees of BEC and the Board of Directors of BETG, have approved and deemed it advisable and in the best interests of their respective shareholders to consummate the transactions contemplated herein under which the business of CES and BEC would be combined by means of the merger of CES with and into CRI and the merger of BEC with and into BETG, followed by the merger of CRI with and into the Company and the merger of BETG with and into the Company (collectively, the "Mergers");

     NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                  ARTICLE I.

                    THE MERGERS AND THE SUBSIDIARY MERGERS

     SECTION 1.1 THE MERGERS. Upon the terms and subject to the conditions of this Agreement:

     (a) Immediately prior to the Effective Time (as defined in Section 1.3), BEC shall be merged with and into BETG (the "BEC Subsidiary Merger") and CES shall be merged with and into CRI (the "CES Subsidiary Merger" and, together with the BEC Subsidiary Merger, the "Subsidiary Mergers") pursuant to Massachusetts General Laws ("M.G.L.") Chapter 156B, Section 83. BETG and CRI, respectively, shall be the surviving entities of the BEC Subsidiary Merger and CES Subsidiary Merger. The effects and consequences of each of the Subsidiary Mergers are set forth in Section 1.2.

     (b) At the Effective Time, CRI shall be merged with and into the Company (the "CES Merger") pursuant to M.G.L. Chapter 156B, Section 78. The Company shall be the surviving corporation and shall continue its corporate existence under the laws of the Commonwealth of Massachusetts. The effects and the consequences of the CES Merger are set forth in Section 1.2.

     (c) At the Effective Time, BETG shall be merged with and into the Company (the "BEC Merger"), pursuant to M.G.L. Chapter 156B, Section 78. The Company shall be the surviving corporation and shall continue its corporate existence under the laws of the Commonwealth of Massachusetts. The effects and the consequences of the BEC Merger are set forth in Section 1.2.

     SECTION 1.2 EFFECTS OF THE MERGERS. At the Effective Time, (i) the articles of organization of the Company, as in effect immediately prior to the Effective Time, shall be the articles of organization of the Company (the "Articles of Organization") of the Company as the surviving corporation in the Mergers, and (ii) the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Company (the "Bylaws") as the surviving corporation in the Mergers. Subject to the foregoing, the additional effects of the Mergers shall be as provided in the applicable provisions of the Massachusetts Business Corporation Law, M.G.L. c. 156B (the "MBCL"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges and franchises of CES and CRI shall vest in the Company, all debts, liabilities and duties of CES and CRI shall become the debts, liabilities and duties of the Company, all the property, rights, privileges and franchises of BEC and BETG shall vest in the Company, and all debts, liabilities and duties of BEC and BETG shall become the debts, liabilities and duties of the Company.

     SECTION 1.3 EFFECTIVE TIME. On the Closing Date (as defined in Section 3.1), articles of merger complying with the requirements of the MBCL shall be executed and filed with the Secretary of the Commonwealth of Massachusetts with respect to the Mergers and shall, in addition, be filed in the office of the clerk of the city in which each of BEC and CES have their respective principal places of business with respect to the Subsidiary Mergers. Each of the Mergers shall become effective at the time and date agreed upon by BEC and CES with respect thereto and specified in the articles of merger therefor; provided that the Subsidiary Mergers shall each become effective immediately prior to the effective time of the BEC Merger and the CES Merger, and provided further that the BEC Merger and CES Merger shall become effective at the same time, which is hereinafter referred to as the "Effective Time."

                                 ARTICLE II.

                             TREATMENT OF SHARES

     SECTION 2.1 EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF CES. As of the Effective Time, by virtue of the CES Subsidiary Merger and the CES Merger and without any action on the part of any holder of CES Common Stock:

     (a)     Conversion of CES Common Stock.  Subject to the provisions of
             ------------------------------
Section 2.3(d), in the CES Subsidiary Merger each issued and outstanding common share of CES, $2.00 par value per share (the "CES Common Stock"), other than shares canceled pursuant to Section 2.1(b), shall be converted into one share of CRI Common Stock, $2.00 par value per share (the "CRI Common Stock"), and in the CES Merger each share of CRI Common Stock shall be converted into the right to receive either (i) $44.10 in cash (the "CES Cash Consideration") or (ii) 1.05 (the "CES Exchange Ratio") fully paid and non-assessable shares of Company common stock, par value $1.00 per share, (the "Company Common Stock," such stock consideration being hereinafter referred to as the "CES Stock Consideration," and, together with the CES Cash Consideration, the "CES Merger Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with
Section 2.1(d). The CES Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into CES Common Stock), reorganization, recapitalization or other like change with respect to CES Common Stock occurring after the date hereof and having a record date prior to the Effective Time.

     (b)     Cancellation of CES Common Stock; Redemption of CES Preferred
             -------------------------------------------------------------
Stock.  (i) As of the Effective Time, each share of CES Common Stock that is
-----
owned by CES as treasury stock and all shares of CES Common Stock that are owned, directly or indirectly, by CES, BEC, the Company or any of their respective subsidiaries shall be canceled and shall cease to exist and no stock of the Company or other consideration shall be delivered in exchange therefor.

             (ii) Prior to the effective time of the CES Subsidiary Merger, the Board of Trustees of CES shall call for redemption all outstanding shares of preferred shares of CES, $100.00 par value per share (the "CES Preferred Stock"), at a redemption price equal to the amount provided for in the declaration of trust of CES, together with all dividends accrued and unpaid to the date of such redemption. All shares of CES Preferred Stock shall be redeemed so that no such shares shall be outstanding at the effective time of the CES Subsidiary Merger or entitled to vote on the approval of this Agreement, the Mergers and the other transactions contemplated hereby.

     (c)     Allocation.  The number of shares of CES Common Stock to be
             ----------
converted into the right to receive the CES Cash Consideration in the Mergers (the "CES Cash Number") shall be equal to 2,267,573.696. The number of shares of CES Common Stock to be converted into the right to receive the CES Stock Consideration in the Mergers (the "CES Stock Number") shall be equal to (i) the number of shares of CES Common Stock issued and outstanding immediately prior to the Effective Time (ignoring for this purpose any CES Common Stock held as treasury shares and canceled pursuant to Section 2.1(b)) less (ii) the CES Cash Number. Notwithstanding the foregoing, if the number of shares of CES Common Stock to be converted into the right to receive the CES Cash Consideration in the Mergers in the absence of this Section 2.1(c) (the "Elective CES Cash Number") is greater than 2,267,573.696, and if the Elective BEC Cash Number (as defined in Section 2.2(c)) is less than 4,535,147.392, then as illustrated in Exhibit 2.1(c)/2.2(c) the CES Cash Number shall be increased (but not in an amount that would violate the conditions set forth in Sections 8.2(e) and 8.3(e)) by the lesser of (i) the Elective CES Cash Number minus 2,267,573.696 or (ii) 4,535,147.392 minus the Elective BEC Cash Number. Notwithstanding the foregoing, if the Elective CES Cash Number is less than 2,267,573.696, and if the Elective BEC Cash Number is greater than the 4,535,147.392, then as illustrated in Exhibit .1(c)/2.2(c) the CES Cash Number shall be decreased by the number by which the BEC Cash Number is increased pursuant to the penultimate sentence of Section 2.2(c). Notwithstanding anything to the contrary herein, CES shall have the option, with the prior consent of BEC, to change the CES Cash Number and the CES Stock
Number: (i) to more closely follow the actual elections of the CES shareholders pursuant to this Section 2.1; and (ii) to make such modification as is necessary such that the conditions set forth in Sections 8.2(e) and 8.3(e) can be satisfied.

     (d)     Election.  Subject to allocation in accordance with the
             --------
provisions of this Section 2.1, each record holder of shares of CES Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) issued and outstanding immediately prior to the Election Deadline (as defined in Section 2.3(b)(i)) shall be entitled, in accordance with Section 2.3(b),
(i) to elect to receive in respect of each such share (A) the CES Cash Consideration (a "CES Cash Election") or (B) the CES Stock Consideration (a "CES Stock Election") or (ii) to indicate that such record holder has no preference as to the receipt of the CES Cash Consideration or the CES Stock Consideration for all such shares held by such holder (a "CES Non-Election"). Shares of CES Common Stock in respect of which a CES Non-Election is made or as to which no election is made (collectively, "CES Non-Election Shares") shall be deemed by CES, with the prior consent of BEC, to be shares in respect of which CES Cash Elections or CES Stock Elections have been made, as CES shall determine.

     (e)     Allocation of CES Cash Election Shares.  In the event that the
             --------------------------------------
aggregate number of shares in respect of which CES Cash Elections have been made or are deemed to have been made in accordance with Section 2.1(d) (the "CES Cash Election Shares") exceeds the CES Cash Number, all shares of CES Common Stock in respect of which CES Stock Elections have been made ("the CES Stock Election Shares") and all CES Non-Election Shares shall be converted into the right to receive the CES Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)), and the CES Cash Election Shares shall be converted into the right to receive the CES Cash Consideration or the CES Stock Consideration in the following manner:

             (i) all record holders of CES Common Stock who (x) own less than 100 shares of CES Common Stock and (y) elect to receive the CES Cash Consideration in respect of fewer than 100 shares of CES Common Stock (all such shares of CES Common Stock being herein referred to as the "CES De Minimis Cash Election Shares") shall be entitled to receive the CES Cash Consideration without proration;

             (ii) the number of CES Cash Election Shares, other than CES De Minimus Cash Election Shares, covered by each Form of Election (as defined in Section 2.3(b)(i)) to be converted into CES Cash Consideration shall be determined by multiplying the number of CES De Minimis Cash Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the CES Cash Number less the number of CES De Minimis Cash Election Shares and
(B) the denominator of which is the aggregate number of CES Cash Election Shares less the number of CES De Minimis Cash Election Shares, rounded down to the nearest whole number; provided that if the number of CES De Minimis Cash Election Shares exceeds the CES Cash Number, the CES De Minimis Cash Election Shares shall be converted into the CES Cash Consideration by selecting, by lottery or such other method as mutually agreed to by CES and BEC, from among the record holders of CES De Minimis Cash Election Shares a sufficient number of such holders (collectively, the "CES Cash Designees") such that the number of CES Cash Election Shares held by the CES Cash Designees shall equal as closely as practicable the CES Cash Number, and all CES Cash Election Shares held by the CES Cash Designees shall be converted into the right to receive the CES Cash Consideration; provided, however, that no CES Cash Designee shall receive both CES Stock Consideration and CES Cash Consideration for such holder's CES Common Stock and that CES may, in accordance with Section 2.1(c), change the CES Cash Number and the CES Stock Number in order to meet this requirement; and

             (iii) all CES Cash Election Shares not converted into CES Cash Consideration in accordance with Section 2.1(e)(i) or (ii) shall be converted into the right to receive the CES Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)).

     (f)     Allocation of CES Stock Election Shares.  In the event that the
             ---------------------------------------
aggregate number of CES Stock Election Shares exceeds the CES Stock Number, all CES Cash Election Shares and all CES Non-Election Shares (together, the "CES Cash Shares") shall be converted into the right to receive the CES Cash Consideration, and all CES Stock Election Shares shall be converted into the right to receive the CES Cash Consideration or the CES Stock Consideration in the following manner:

             (i) the number of CES Stock Election Shares covered by each Form of Election to be converted into CES Cash Consideration shall be determined by multiplying the number of CES Stock Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the CES Cash Number less the number of CES Cash Shares and (B) the denominator of which is the aggregate number of CES Stock Election Shares, rounded down to the nearest whole number; and

             (ii) all CES Stock Election Shares not converted into CES Cash Consideration in accordance with Section 2.1(f)(i) shall be converted into the right to receive the CES Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)).

     (g)     No Allocation.  In the event that neither Section 2.1(e) nor
             -------------
Section 2.1(f) is applicable, all CES Cash Election Shares shall be converted into the right to receive the CES Cash Consideration, all CES Stock Election Shares shall be converted into the right to receive the CES Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)) and CES Non-Election Shares shall be converted into the right to receive the CES Cash Consideration or the CES Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)) as CES, with the prior consent of BEC, shall determine.

     (h)     Computations.  The Exchange Agent, in consultation with CES,
             ------------
shall make all computations to give effect to this Section 2.1.

     (i)     Cancellation of Shares.  As of the Effective Time, all shares of
             ----------------------
CES Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and each holder of a certificate formerly representing any such shares of CES Common Stock (a "CES Certificate") shall cease to have any rights with respect thereto, except the right to receive the CES Merger Consideration and any additional cash in lieu of fractional shares of CES Common Stock to be issued or paid in consideration therefor upon surrender of such CES Certificate in accordance with Section 2.3, without interest.

     SECTION 2.2 EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF BEC. As of the Effective Time, by virtue of the BEC Subsidiary Merger and the BEC Merger and without any action on the part of any holder of BEC Common Stock:

     (a)     Conversion of BEC Common Stock.  Subject to the provisions of
             ------------------------------
Section 2.3(d), in the BEC Subsidiary Merger each issued and outstanding common share of BEC, $1.00 par value per share (the "BEC Common Stock"), other than shares canceled pursuant to Section 2.2(b), shall be converted into one share of BETG Common Stock, $1.00 par value per share (the "BETG Common Stock"), and in the BEC Merger each share of BETG Common Stock shall be converted into the right to receive either (i) $44.10 in cash (the "BEC Cash Consideration") or (ii) one (the "BEC Exchange Ratio") fully paid and non-assessable share of Company Common Stock (the " BEC Stock Consideration," and together with the BEC Cash Consideration, the "BEC Merger Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with Section 2.2(d). The BEC Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into BEC Common Stock), reorganization, recapitalization or other like change with respect to BEC Common Stock occurring after the date hereof and having a record date prior to the Effective Time.

     (b)     Cancellation of BEC Common Stock.  As of the Effective Time, each
             --------------------------------
share of BEC Common Stock that is owned by BEC as treasury stock and all shares of BEC Common Stock that are owned, directly or indirectly, by BEC, CES, the Company or any of their respective subsidiaries shall be canceled and shall cease to exist and no stock of the Company or other consideration shall be delivered in exchange therefor.

     (c)     Allocation.  The number of shares of BEC Common Stock to be
             ----------
converted into the right to receive the BEC Cash Consideration in the Mergers (the "BEC Cash Number") shall be equal to 4,535,147.392. The number of shares of BEC Common Stock to be converted into the right to receive the BEC Stock Consideration in the Mergers (the "BEC Stock Number") shall be equal to
(i) the number of shares of BEC Common Stock issued and outstanding immediately prior to the Effective Time (ignoring for this purpose any BEC Common Stock held as treasury shares and canceled pursuant to Section 2.2(b)) less (ii) the

BEC Cash Number. Notwithstanding the foregoing, if the number of shares of BEC Common Stock to be converted into the right to receive the BEC Cash Consideration in the Mergers in the absence of this Section 2.2(c) (the "Elective BEC Cash Number") is greater than 4,535,147.392, and if the Elective CES Cash Number is less than 2,267,573.696, then as illustrated in Exhibit 2.1(c)/2.2(c) the BEC Cash Number shall be increased (but not in an amount that would violate the conditions set forth in Sections 8.2(e) and 8.3(e)) by the lesser of (i) the Elective BEC Cash Number minus 4,535,147.392 or (ii) 2,267,573.696 minus the Elective CES Cash Number. Notwithstanding the foregoing, if the Elective BEC Cash Number is less than 4,535,147.392, and if the Elective CES Cash Number is greater than 2,267,573.696, then as illustrated in Exhibit 2.1(c)/2.2(c) the BEC Cash Number shall be decreased by the number by which the CES Cash Number is increased pursuant to the penultimate sentence of Section 2.1(c). Notwithstanding anything to the contrary herein, BEC shall have the option, with the prior consent of CES, to change the BEC Cash Number and the BEC Stock Number: (i) to more closely follow the actual elections of the BEC shareholders pursuant to this Section 2.2; and (ii) to make such modification as is necessary such that the conditions set forth in Sections 8.2(e) and 8.3(e) can be satisfied.

     (d)     Election.  Subject to allocation in accordance with the
             --------
provisions of this Section 2.2, each record holder of shares of BEC Common Stock (other than shares to be canceled in accordance with Section 2.2(b)) issued and outstanding immediately prior to the Election Deadline shall be entitled, in accordance with Section 2.3(b), (i) to elect to receive in respect of each such share (A) the BEC Cash Consideration (a "BEC Cash Election") or (B) the BEC Stock Consideration (a "BEC Stock Election") or (ii) to indicate that such record holder has no preference as to the receipt of the BEC Cash Consideration or the BEC Stock Consideration for all such shares held by such holder (a "BEC Non-Election"). Shares of BEC Common Stock in respect of which a BEC Non-Election is made or as to which no election is made (collectively, "BEC Non-Election Shares") shall be deemed by BEC, with the prior consent of CES, to be shares in respect of which BEC Cash Elections or BEC Stock Elections have been made, as BEC shall determine.

     (e)     Allocation of BEC Cash Election Shares.  In the event that the
             --------------------------------------
aggregate number of shares in respect of which BEC Cash Elections have been made or are deemed to have been made in accordance with Section 2.2(d) (the "BEC Cash Election Shares") exceeds the BEC Cash Number, all shares of BEC Common Stock in respect of which BEC Stock Elections have been made ("the BEC Stock Election Shares") and all BEC Non-Election Shares shall be converted into the right to receive the BEC Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)), and the BEC Cash Election Shares shall be converted into the right to receive the BEC Cash Consideration or the BEC Stock Consideration in the following manner:

             (i) all record holders of BEC Common Stock who (x) own less than 100 shares of BEC Common Stock and (y) elect to receive the BEC Cash Consideration in respect of fewer than 100 shares of BEC Common Stock (all such shares of BEC Common Stock being herein referred to as the "BEC De Minimis Cash Election Shares") shall be entitled to receive the BEC Cash Consideration without proration;

             (ii) the number of BEC Cash Election Shares, other than BEC De Minimus Cash Election Shares, covered by each Form of Election to be converted into BEC Cash Consideration shall be determined by multiplying the number of BEC De Minimis Cash Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the BEC Cash Number less the number of BEC De Minimis Cash Election Shares and (B) the denominator of which is the aggregate number of BEC Cash Election Shares less the number of BEC De Minimis Cash Election Shares, rounded down to the nearest whole number; provided that if the number of BEC De Minimis Cash Election Shares exceeds the BEC Cash Number, the BEC De Minimis Cash Election Shares shall be converted into the BEC Cash Consideration by selecting, by lottery or such other method as mutually agreed to by BEC and CES, from among the record holders of BEC De Minimis Cash Election Shares a sufficient number of such holders (collectively, the "BEC Cash Designees") such that the number of BEC Cash Election Shares held by the BEC Cash Designees shall equal as closely as practicable the BEC Cash Number, and all BEC Cash Election Shares held by the BEC Cash Designees shall be converted into the right to receive the BEC Cash Consideration; provided, however, that no BEC Cash Designee shall receive both BEC Stock Consideration and BEC Cash Consideration for such holder's BEC Common Stock and that BEC may, in accordance with Section 2.2(c), change the BEC Cash Number and the BEC Stock Number in order to meet this requirement; and

             (iii) all BEC Cash Election Shares not converted into BEC Cash Consideration in accordance with Section 2.2(e)(i) or (ii) shall be converted into the right to receive the BEC Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)).

     (f)     Allocation of BEC Stock Election Shares.  In the event that the
             ---------------------------------------
aggregate number of BEC Stock Election Shares exceeds the BEC Stock Number, all BEC Cash Election Shares and all BEC Non-Election Shares (together, the "BEC Cash Shares") shall be converted into the right to receive the BEC Cash Consideration, and all BEC Stock Election Shares shall be converted into the right to receive the BEC Cash Consideration or the BEC Stock Consideration in the following manner:

             (i) the number of BEC Stock Election Shares covered by each Form of Election to be converted into BEC Cash Consideration shall be determined by multiplying the number of BEC Stock Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the BEC Cash Number less the number of BEC Cash Shares and (B) the denominator of which is the aggregate number of BEC Stock Election Shares, rounded down to the nearest whole number; and

             (ii) all BEC Stock Election Shares not converted into BEC Cash Consideration in accordance with Section 2.2(f)(i) shall be converted into the right to receive the BEC Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)).

     (g)     No Allocation.  In the event that neither Section 2.2(e) nor
             -------------
Section 2.2(f) is applicable, all BEC Cash Election Shares shall be converted into the right to receive the BEC Cash Consideration, all BEC Stock Election Shares shall be converted into the right to receive the BEC Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)) and BEC Non-Election Shares shall be converted into the right to receive the BEC Cash Consideration or the BEC Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)) as BEC, with the prior consent of CES, shall determine.

     (h)     Computations.  The Exchange Agent, in consultation with BEC,
             ------------
shall make all computations to give effect to this Section 2.2.

     (i)     Cancellation of Shares.  As of the Effective Time, all shares of
             ----------------------
BEC Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and each holder of a certificate formerly representing any such shares of BEC Common Stock (a "BEC Certificate") shall cease to have any rights with respect thereto, except the right to receive the BEC Merger Consideration and any additional cash in lieu of fractional shares of BEC Common Stock to be issued or paid in consideration therefor upon surrender of such BEC Certificate in accordance with Section 2.3, without interest.

     SECTION 2.3 EXCHANGE OF CERTIFICATES.

     (a)     Deposit with Exchange Agent.  As soon as practicable after the
             ---------------------------
Effective Time, the Company shall deposit with a bank or trust company as shall be designated by the Company (the "Exchange Agent"), in trust for the benefit of the holders of CES Common Stock and BEC Common Stock, cash equal to the sum of the total aggregate CES Cash Consideration and BEC Cash Consideration and certificates representing the shares of Company Common Stock (such cash and such shares of Company Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payable in lieu of any fractional shares of Company Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Sections 2.1 and 2.2 in exchange for outstanding shares of CES Common Stock and BEC Common Stock.

     (b)     Exchange Procedures.
             -------------------

             (i) Not more than 90 days nor fewer than 30 days prior to the Closing Date, the Exchange Agent shall mail a form of election (a "Form of Election") to holders of record of shares of CES Common Stock and BEC Common Stock (as of a record date as close as practicable to the date of mailing and mutually agreed to by CES and BEC). In addition, the Exchange Agent shall use its best efforts to make the Form of Election available to all persons who become shareholders of CES and BEC during the period between such record date and the

Closing Date. Any election to receive the CES Merger Consideration contemplated by Section 2.1(d) or the BEC Merger Consideration as contemplated by Section 2.2(d) (as applicable, the "Merger Consideration") shall have been properly made only if the Exchange Agent shall have received at its designated office or offices, by 5:00 p.m., Boston time, on the business day immediately preceding the Closing Date (the "Election Deadline"), a Form of Election properly completed and accompanied by a CES Certificate or a BEC Certificate, as the case may be (together or as applicable, "Certificate(s)") for the shares to which such Form of Election relates, duly endorsed in blank or otherwise acceptable for transfer on the books of CES or BEC, as the case may be (or an appropriate guarantee of delivery), as set forth in such Form of Election. An election may be revoked only by written notice received by the Exchange Agent prior to 5:00 p.m., Boston time, on the Election Deadline. In addition, all elections shall automatically be revoked if the Exchange Agent is notified in writing by CES and BEC that either of the Mergers has been abandoned. If an election is so revoked, the Certificate(s) (or guarantee of delivery, as appropriate) to which such election relates shall be promptly returned to the person who submitted the same to the Exchange Agent.

             (ii) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record a Certificate, whose shares of CES Common Stock or BEC Common Stock (collectively, the "Shares") were converted into the right to receive the Merger Consideration and who failed to return a properly completed Form of Election, (i) a letter of transmittal (which shall specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as CES and BEC may specify consistent with this Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

             (iii) At the Effective Time, with respect to properly made elections in accordance with Section 2.3(b)(i), and upon surrender in accordance with Section 2.3(b)(v) of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Shares that are not registered in the transfer records of CES or BEC, payment may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the Person requesting such issuance pays any transfer or other taxes required by reason of such payment to a Person other than the registered holder of such Certificate or established to the satisfaction of CES and BEC that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest shall be paid or shall accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

     (c)     Distributions with Respect to Unexchanged Shares.  No dividends
             ------------------------------------------------
or other distributions declared or made after the Effective Time with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(d) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Company Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Company Common Stock to which such holder is entitled pursuant to
Section 2.3(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Company Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Company Common Stock

     (d)     No Fractional Securities.  Notwithstanding any other provision of
             ------------------------
this Agreement, no certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of Company Common Stock. A holder of CES Common Stock or BEC Common Stock, as the case may be, who would otherwise have been entitled to a fractional share of Company Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the BEC Cash Consideration, without any interest thereon.

     (e)     Closing of Transfer Books.  From and after the Effective Time the
             -------------------------
stock transfer books of CES and BEC shall be closed and no transfer of any capital stock thereof shall thereafter be made. If, after the Effective Time, Certificates are presented to the Company, they shall be canceled and exchanged for certificates representing the appropriate number of Company Shares as provided in Section 2.1 and in this Section 2.2.

     (f)     Termination of Exchange Agent.  Any certificates representing
             -----------------------------
shares of Company Common Stock deposited with the Exchange Agent pursuant to
Section 2.3(a) and not exchanged within six months after the Effective Time pursuant to this Section 2.3 shall be returned by the Exchange Agent to the Company, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates in lieu of fractional shares, and unclaimed at the end of one year from the Effective Time shall be returned to the Company, after which time any holder of unsurrendered

Certificates shall look as a general creditor only to the Company for payment of such funds to which such holder may be due, subject to applicable law.

     (g)     Escheat.  None of BEC, BETG, CES, CRI or the Company shall be
             -------
liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h)     Withholding Rights.  The Company or the Exchange Agent shall be
             ------------------
entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of CES Common Stock or BEC Common Stock, as the case may be, such amounts as the Company or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Company or the Exchange Agent.

     (i)     No Further Ownership Rights in CES Common Stock or BEC Common
             -------------------------------------------------------------
Stock.  The Merger Consideration delivered upon the surrender for exchange of
-----
CES Common Stock or BEC Common Stock, as the case may be, in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such CES Common Stock or BEC Common Stock. If, after the Effective Time, Certificates are presented to the Company for any reason, they shall be canceled and exchanged as provided in this Article II.

     (j)     Lost, Stolen or Destroyed Certificates.  In the event any
             --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Article II; provided however, that the Company may, in its discretion and as a condition precedent thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sums as it may reasonably direct as indemnity against any claim that may be made against the Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     (k)     Taking of Necessary Action: Further Action.  Each of BEC, BETG,
             ------------------------------------------
CES, CRI and the Company shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Mergers in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of CES and BEC, the officers and directors of CES, CRI, BEC and BETG immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action.

                                 ARTICLE III.

                                 THE CLOSING

     SECTION 3.1 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 9.1, the closing of the Mergers (the "Closing") shall take place at the offices of Ropes & Gray, One International Place, Boston, Massachusetts at
10.00 a.m., Eastern time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII is fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions), or at such other time and date and place as CES and BEC shall mutually agree (the "Closing Date").

                                 ARTICLE IV.

                       REPRESENTATIONS AND WARRANTIES OF
                                      CES

     CES represents and warrants to BEC as follows:

     SECTION 4.1 ORGANIZATION AND QUALIFICATION.  Except as set forth in
Section 4.1 of the CES Disclosure Schedule, (i) CES is a duly organized and lawfully existing voluntary association organized under M.G.L. c. 182, (ii) CRI is a duly organized and lawfully existing business corporation organized under M.G.L. c. 156B, (iii) each CES subsidiary (as defined below) is a corporation, limited liability company, or trust duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and (iv) each of CES and each CES subsidiary has all requisite corporate or other power and authority, and has been duly authorized by all necessary franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted. CES and each CES subsidiary is duly qualified or licensed as a foreign corporation or other entity to do business, and is in good standing, in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of CES and its subsidiaries taken as a whole or prevent the consummation of the transactions contemplated hereby (any such material adverse effect being hereafter referred to as a "CES Material Adverse Effect"). As used in this Agreement, the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which a majority of the outstanding capital stock or other voting securities or other interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person.

     SECTION 4.2 SUBSIDIARIES. Except as set forth in Section 4.2 of the CES Disclosure Schedule, CES does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, to CES's knowledge, joint venture (as defined below), or any other business association or entity, with respect to which interest CES has invested or is required to invest $100,000 or more, excluding securities in any publicly traded company held for investment by CES and comprising less than five percent of the outstanding stock of such company. Section 4.2 of the CES Disclosure Schedule sets forth a description as of the date hereof, of all subsidiaries and joint ventures of CES, including the name of each such entity, the state or jurisdiction of its incorporation or organization, CES's interest therein and a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 4.2 of the CES Disclosure Schedule, all of the issued and outstanding shares of capital stock of each CES subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by CES free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that could not reasonably be expected to have a CES Material Adverse Effect. As used in this Agreement, the term "joint venture" of a person shall mean any corporation or other entity (including partnerships and other business associations) that is not a subsidiary of such person, in which such person or one or more of its subsidiaries owns an equity interest, other than equity interests held for passive investment purposes which are less than 10% of any class of the outstanding voting securities or equity of any such entity. For the purposes of this Agreement, it is understood that all references to the knowledge of CES mean solely the knowledge, after due inquiry, of the corporate officers of CES listed on Section 4.2(b) of the CES Disclosure Schedules.

     SECTION 4.3 CAPITALIZATION. The authorized shares of CES consist of 50,000,000 shares of CES Common Stock and 320,000 shares of CES Preferred Stock. The authorized shares of CRI consist of 100 shares of CRI Common Stock. As of the close of business on December 4, 1998, there were issued and outstanding 21,533,820 shares of CES Common Stock, 122,000 shares of CES Preferred Stock and 100 shares of CRI Common Stock. As of the close of business on December 4, 1998, no shares of CES Common Stock were held by CES in its treasury and no shares of CRI Common Stock were held by CRI in its treasury. No material change in such capitalization has occurred between December 4, 1998 and the date hereof. All of the issued and outstanding common and preferred shares of CES are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section
4.3 of the CES Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instruments, agreements, arrangements or commitments of any character relating to the issued or unissued common or preferred shares of CES or obligating CES or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional common or preferred shares or other equity or beneficial interests of CES or any of its subsidiaries, or obligating CES or any of its subsidiaries to repurchase, redeem or otherwise acquire or cancel any such shares or other interests or to provide funds to or make any investment (in the form of a loan, capital contribution, guaranty or otherwise) in any other entity, or obligating CES to grant, extend or enter into any such agreement or commitment. None of the outstanding common or preferred shares of CES was issued in violation of the Securities Act of 1933, as amended (the "Securities Act"), or the securities or blue sky laws of any state or jurisdiction, which violation would have a CES Material Adverse Effect.

     SECTION 4.4 ORGANIZATIONAL DOCUMENTS. Each of CES and CRI has heretofore furnished to BEC a complete and correct copy of its respective charter and by-laws as amended to date. Such charters and by-laws are in full force and effect. Neither CES nor CRI is in violation of any of the provisions of its respective charter or by-laws.

     SECTION 4.5 AUTHORITY. CES has the legal capacity, power and authority (including full corporate (or other) power and authority) to execute and deliver this Agreement and to perform its obligations hereunder, and, subject to obtaining the CES Shareholders' Approval (as defined in Section 4.18) and the CES Required Statutory Approvals (as defined in Section 4.6(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CES and the consummation by CES of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate (or other) action on the part of CES and, subject to obtaining the applicable CES Shareholders' Approval, no other corporate (or other) proceedings on the part of CES are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The Board of Trustees of CES has determined that it is advisable and in the best interests of CES's shareholders for CES to enter into a business combination with BEC upon the terms and subject to the conditions of this Agreement, and has unanimously recommended that CES's shareholders approve and adopt this Agreement and approve the Mergers. This Agreement has been duly and validly executed and delivered by CES and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of CES enforceable against it in accordance with its terms.

     SECTION 4.6 NO CONFLICT; STATUTORY APPROVALS; COMPLIANCE.

     (a)     No Breaches.  Except as disclosed in Section 4.6(a) of the CES
             -----------
Disclosure Schedule, (i) neither CES nor any of its subsidiaries or, to CES's knowledge, joint ventures has breached, is in default under, or has received written notice of any breach of or default under, any (x) loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, standby letters of credit, equipment leases or lease purchase agreements to which CES or any of its subsidiaries or, to CES's knowledge, joint ventures is a party or by which it or any of its subsidiaries or, to CES's knowledge, joint ventures is bound,
(y) contracts, agreements, commitments or other understandings or arrangements to which CES or any of its subsidiaries or, to CES's knowledge, joint ventures is a party or by which such entity or any of its respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in each case, payments or receipts by CES or any of its subsidiaries or, to CES's knowledge, joint ventures of less than $100,000 in any single instance but not more than $300,000 in the aggregate or (z) agreements which, as of the date hereof, are required to be filed as "material contracts" with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules and regulations thereunder (the "Exchange Act"), (ii) to CES's knowledge, no other party to any of the agreements, contracts or other instrument referred to in subclauses (x), (y) or (z) of clause (i) above or has breached or is in default of any of its obligations thereunder, and (iii) each of the agreements, contracts and other instruments referred to in subclauses (x), (y) or (z) of clause (i) above is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that has not had and could not reasonably be expected to have a CES Material Adverse Effect.

     (b)     No Conflict.  The execution and delivery of this Agreement by CES
             -----------
does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance (each, a "Lien") upon any of the properties or assets of CES or any of its subsidiaries or, to CES's knowledge, joint ventures (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, a "Violation" with respect to CES (such term when used in Article V having a correlative meaning with respect to BEC) pursuant to any provisions of (i) the declaration of trust, articles of organization, by-laws or similar governing documents of CES or any of its subsidiaries or, to CES's knowledge, joint ventures, (ii) subject to obtaining the CES Required Statutory Approvals and the receipt of the CES Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.6(c)) applicable to CES or any of its subsidiaries or, to CES's knowledge, joint ventures, or any of their respective properties or assets or
(iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.6(b) of the CES Disclosure Schedule (the "CES Required Consents") any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which CES or any of its subsidiaries or, to CES's knowledge, joint ventures, is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations that would not have a CES Material Adverse Effect.

     (c)     Statutory Approvals.  No declaration, filing or registration
             -------------------
with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by CES or the consummation by CES of the transactions contemplated hereby, the failure of which to obtain, make or give would have a CES Material Adverse Effect, except as described in Section 4.6(c) of the CES Disclosure Schedule (the "CES Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such CES Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such authorizations, consents or approvals and having such waiting periods expire as are necessary to avoid a violation of law.

     (d)     Compliance.  Except as set forth in Section 4.6(d), Section 4.12,
             ----------
Section 4.14, Section 4.15 or Section 4.16 of the CES Disclosure Schedule, or as disclosed in the CES SEC Reports (as defined in Section 4.8), neither CES nor any of its subsidiaries nor, to CES's knowledge, any joint venture of CES, is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, individually or in the aggregate, do not have, and, to CES's knowledge, are not reasonably likely to have, a CES Material Adverse Effect. Except as set forth in Section 4.6(d) of the CES Disclosure Schedule or in Section 4.16 of the CES Disclosure Schedule, CES and each of its subsidiaries and, to CES's knowledge, joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects, except those of which the failure to obtain would not, in the aggregate, have a CES Material Adverse Effect.
Except as set forth in Section 4.6(d) of the CES Disclosure Schedule, each of CES and each of its subsidiaries and, to CES's knowledge, joint ventures is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its charter or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for possible violations, breaches or defaults which individually or in the aggregate would not have a CES Material Adverse Effect.

     SECTION 4.7 ALL ASSETS NECESSARY TO CONDUCT BUSINESS The assets, properties and rights of CES and its subsidiaries reflected in the most recent CES Financial Statements (as defined in Section 4.8) comprise all of the material assets, properties and rights of every type and description, real, personal, tangible and intangible used by CES in, and, in the reasonable opinion of the management of CES, necessary to, the conduct of CES's business as currently conducted.

     SECTION 4.8 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by CES and its subsidiaries since January 1, 1995 under the Securities Act, the Exchange Act, the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), the Federal Power Act (the "Power Act"), the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act"), and applicable state public utility laws and regulations have been filed with the SEC, the Federal Energy Regulatory Commission (the "FERC"), the Nuclear Regulatory Commission (the "NRC"), the Department of Energy (the "DOE") or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder, and the
Exhibit Index to CES's most recently filed Form 10-K includes each agreement, contract or instrument (including all amendments thereto) to which CES or any of its subsidiaries is a party or by which any of them is bound required to be included thereon (the "CES Material Contracts"). CES has made available to BEC a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by CES with the SEC since January 1, 1995 through the date of this Agreement (as such documents have since the time of their filing been amended, the "CES SEC Reports"). As of their respective dates, the CES SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of CES included in the CES SEC Reports (collectively, the "CES Financial Statements") complied as to form in all material respects with the applicable rules of the SEC, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of CES as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

     SECTION 4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 4.9 of the CES Disclosure Schedule or as set forth or reflected in the CES SEC Reports, since December 31, 1997, CES and each of its subsidiaries, and, to CES's knowledge, each of its joint ventures, have conducted their operations only in the ordinary course of business consistent with past practice and there has not occurred: (i) any change, development, event or other circumstance, situation or state of affairs that has had or may be reasonably expected to have a CES Material Adverse Effect; (ii) any amendments to or changes in the charters or by-laws of CES or any of its subsidiaries;
(iii) any material change by CES in its accounting methods, principles or practices; (iv) any revaluation by CES of any assets having a value exceeding in the aggregate $1,000,000; or (v) any sale, lease, transfer, or assignment of assets (tangible or intangible) of CES or its subsidiaries having a value exceeding $1,000,000 per instance.

     SECTION 4.10 LITIGATION. Except as set forth in Section 4.10 of the CES Disclosure Schedule or as disclosed in the CES SEC Reports, (i) there are no claims, suits, actions or proceedings, pending or, to the knowledge of CES, threatened, nor are there, to the knowledge of CES, any investigations or reviews pending or threatened against, relating to or affecting CES or any of its subsidiaries or any meritorious basis for any such claims, suits, actions, proceedings, investigations or reviews, and (ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to CES or any of its subsidiaries, except for any of the foregoing under clauses (i) and (ii) that individually or in the aggregate could not reasonably be expected to have a CES Material Adverse Effect.

     SECTION 4.11  NO UNDISCLOSED LIABILITIES.  Except as disclosed in Section
4.11 of the CES Disclosure Schedule, CES has no liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in CES's audited balance sheet (including any related notes thereto) for the fiscal year ended December 31, 1997 contained in the Company's Annual Report on Form 10-K (the "1997 Company Balance Sheet"), (b) incurred since December 31, 1997 in the ordinary course of business consistent with past practice, (c) incurred in connection with this Agreement, or (d) which could not reasonably be expected to have a CES Material Adverse Effect.

     SECTION 4.12 REGISTRATION STATEMENT AND JOINT PROXY STATEMENT. (i) None of the information supplied or to be supplied by or on behalf of CES for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of Company Common Stock in the Mergers (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the joint proxy statement, in definitive form, relating to the meeting of CES shareholders and the meeting of BEC shareholders to be held in connection with the Mergers (the "Joint Proxy Statement") shall not, at the dates mailed to shareholders or at the times of the meetings of shareholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the shareholder meeting which has become false or misleading. The Registration Statement and the Joint Proxy Statement, insofar as they relate to CES or any CES subsidiary, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to CES or any of its respective affiliates, officers or directors should be discovered by CES which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, CES shall promptly inform BEC. Notwithstanding the foregoing, CES makes no representation or warranty with respect to any information supplied by BEC which is contained in any of the foregoing documents.

     SECTION 4.13 RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement or as set forth in Section 4.13 of the CES Disclosure Schedule, or for any agreement, judgment, injunction, order or decree of general industry application, to the best of CES's knowledge, there is no agreement, judgment, injunction, order or decree binding upon CES which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of CES, any acquisition of property by CES or the conduct of business by CES as currently conducted by CES, except for any prohibition or impairment as could not reasonably be expected to have a CES Material Adverse Effect.

     SECTION 4.14 TAX MATTERS. "Tax" or "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return," as used in this Agreement, means a report, return or other information required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes CES or any of its subsidiaries, or BEC or any of its subsidiaries, as the case may be.

     Except as set forth in Section 4.14 of the CES Disclosure Schedule:

     (a)     Filing of Timely Tax Returns.  CES and each of its subsidiaries
             ----------------------------
have filed (or there has been filed on their behalf) all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

     (b)     Payment of Taxes.  CES and each of its subsidiaries have, within
             ----------------
the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

     (c)     Deferred Taxes.  CES and its subsidiaries have accounted for
             --------------
deferred income taxes in accordance with GAAP.

     (d)     Tax Liens.  There are no Tax liens upon the assets of CES or any
             ---------
of its subsidiaries except liens for Taxes not yet due.

     (e)     Withholding Taxes.  CES and each of its subsidiaries have
             -----------------
complied in all material respects with the provisions of the Internal Revenue Code of 1986, as amended (the "Code") relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required.

     (f)     Extensions of Time for Filing Tax Returns.  Neither CES nor any
             -----------------------------------------
of its subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

     (g)     Waivers of Statute of Limitations.  Neither CES nor any of its
             ---------------------------------
subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

     (h)     No Deficiency.  No deficiency for any Taxes has been proposed,
             -------------
asserted or assessed against CES or any of its subsidiaries that has not been resolved and paid in full.

     (i)     Audit, Administrative and Court Proceedings.  No audits or other
             -------------------------------------------
administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of CES or any of its subsidiaries.

     (j)     Powers of Attorney.  No power of attorney currently in force has
             ------------------
been granted by CES or any of its subsidiaries concerning any Tax matter.

     (k)     Tax Rulings.  Neither CES nor any of its subsidiaries has
             -----------
received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

     (l)     Availability of Tax Returns.  CES has made available to BEC
             ---------------------------
complete and accurate copies covering all open years of (i) all Tax Returns, and any amendments thereto, filed by CES or any of its subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by CES or any of its subsidiaries and (iii) any Closing Agreements entered into by CES or any of its subsidiaries with any taxing authority.

     (m)     Tax Sharing Agreements.  Neither CES nor any of its subsidiaries
             ----------------------
is a party to any agreement relating to allocating or sharing of Taxes.

     (n)     Code Section 280G.  Neither CES nor any of its subsidiaries is a
             -----------------
party to any agreement, contract or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     (o)     Liability for Others.  Neither CES nor any of its subsidiaries
             --------------------
has any liability for Taxes of any person other than CES and its subsidiaries
(i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract or
(iii) otherwise.

     SECTION 4.15 EMPLOYEE MATTERS; ERISA.  Except as set forth in Section
4.15 of the CES Disclosure Schedule:

     (a)     Benefit Plans.  There is no employee benefit plan, program,
             -------------
policy, arrangement or agreement sponsored, contributed to or maintained by CES or any of its subsidiaries covering employees, former employees, directors, former directors, trustees or former trustees of CES or any of its subsidiaries or their beneficiaries, or providing benefits to any person in respect of services provided to any such entity, including, but not limited to, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any severance or change in control agreement, plan, policy or program between CES or any of its subsidiaries and any employee thereof (collectively, the "CES Benefit Plans"). For purposes of this Section 4.15, "subsidiary" includes any entity which, under Code section 414(b), (c), (m) or (o), is required to be considered as a single employer with CES. Neither CES nor any of its subsidiaries is obligated to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA.

     (b)     Contributions.  All contributions and other payments required to
             -------------
be made for any period through the date to which this representation speaks, by CES or any of its subsidiaries, to any CES Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or paid in full, or, to the extent not required to be made or paid on or before the date to which this representation speaks, have been properly reflected in the CES Financial Statements.

     (c)     Qualification; Compliance.  Each of the CES Benefit Plans
             -------------------------
intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified or an application for such a determination, which was filed before the expiration of the applicable remedial amendment period, is pending, and, to the knowledge of CES, no circumstances exist that could reasonably be expected to result in the revocation of any such determination. CES and each of its subsidiaries are in compliance in all material respects with and, each of the CES Benefit Plans is and has been operated in all material respects in compliance with the terms of such CES Benefit Plan and all applicable laws, rules and regulations governing such CES Benefit Plan, including, without limitation, ERISA and the Code, except where failure to so comply or operate would not have a CES Material Adverse Effect. Each CES Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies in all respects with the terms of such CES Benefit Plan and the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits, except where failure to so comply would not have a CES Material Adverse Effect. There are no pending or, to the knowledge of CES, threatened claims under or in respect of any CES Benefit Plan by or on behalf of any employee, former employee, director, former director, trustee, former trustee, or beneficiary thereof, or otherwise involving any CES Benefit Plan (other than routine claims for benefits).

     (d)     ERISA Liabilities.  No event has occurred and, to the knowledge
             -----------------
of CES, there exists no condition or set of circumstances, that could subject CES or any of its subsidiaries or, to CES's knowledge, joint ventures, to any liability (whether to a Governmental Authority, a multiemployer plan or any other person or entity) arising under or based upon any provision of Title I, Title II, or Title IV of ERISA.

     (e)     Documents Made Available.  CES has made or will make available to
             ------------------------
BEC a true and correct copy of each collective bargaining agreement to which CES or any of its subsidiaries is a party or under which CES or any of its subsidiaries has obligations and, with respect to each CES Benefit Plan, where applicable, (i) such CES Benefit Plan document or, if not in writing, a written summary of all material terms of such CES Benefit Plan, including all amendments thereto, and the most recent summary plan description and any summary and material modifications issued subsequent thereto, (ii) the three most recent annual reports filed with the IRS, (iii) each related trust agreement, custodial agreement, insurance contract and similar agreements,
(iv) the most recent determination letter from the IRS with respect to the qualified status of such CES Benefit Plan and any related correspondence with the IRS, (v) the most recent actuarial report or valuation, (vi) the most recently prepared audited financial statements and any interim financial statements prepared therefor, and (vii) copies of any notices, letters or other correspondence from the IRS or the U.S. Department of Labor. To CES's knowledge, in the case of each CES Benefit Plan, no employee handbook or similar employee communication relating to such CES Benefit Plan nor any written communication of benefits under such CES Benefit Plan from the administrator thereof, in either case that has not been delivered or made available to BEC, describes the terms of such CES Benefit Plan in a manner that is materially inconsistent with the documents and summary plan descriptions relating to such CES Benefit Plan that have been made available pursuant to the foregoing sentence.

     (f)     No Post-Retirement Benefits.  No CES Benefit Plan provides post-
             ---------------------------
retirement health or welfare benefits to any individual, other than as required by Section 601 et seq. of ERISA and Section 4980B of the Code or any other laws, rules or regulations. There is no and never has been any welfare benefit trust or fund that constitutes or is associated with a CES Benefit Plan that is intended to be exempt from federal income tax under Section 501(c)(9) of the Code.

     (g)     Labor Agreements.  As of the date hereof, neither CES nor any of
             ----------------
its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To CES's knowledge, as of the date hereof, there is no current union representation question involving employees of CES or any of its subsidiaries, nor does CES know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the CES

SEC Reports or in Section 4.15(g) of the CES Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other material complaint against CES or any of its subsidiaries pending or, to CES's knowledge, threatened, (ii) there is no strike, lockout or material dispute, slowdown or work stoppage pending, or to CES's knowledge, threatened, against or involving CES or any of its subsidiaries, (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to CES's knowledge, threatened, in respect of which any director, officer, employee or agent of CES or any of its subsidiaries is or may be entitled to claim indemnification from CES or such subsidiary pursuant to their respective charters or by-laws or as provided in the indemnification agreements listed in
Section 4.15(g) of the CES Disclosure Schedule and (iv) CES is materially in compliance with all federal, state and local laws with respect to employment, employment practices, labor relations and safety and health.

     SECTION 4.16 ENVIRONMENTAL PROTECTION.  Except as set forth in Section
4.16 of the CES Disclosure Schedule or as disclosed in the CES SEC Reports, and except in such respects as in the aggregate would not have a CES Material Adverse Effect:

     (a)     Compliance.  CES and each of its subsidiaries and, to CES's
             ----------
knowledge, each of its joint ventures, are in compliance with all applicable Environmental Laws (as defined in Section 4.16(f)(ii)); and neither CES nor any of its subsidiaries or, to CES's knowledge, joint ventures, has received any communication from any person or Governmental Authority that alleges that CES or any of its subsidiaries or, to CES's knowledge, joint ventures, is not in compliance with applicable Environmental Laws.

     (b)     Environmental Permits.  CES and each of its subsidiaries and, to
             ---------------------
CES's knowledge, joint ventures, have obtained or have applied for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and CES and its subsidiaries and, to CES's knowledge, each of its joint ventures are in compliance with all terms and conditions of the Environmental Permits, and CES reasonably believes that any transfer, renewal or reapplication for any Environmental Permit required as a result of the Mergers can be accomplished in the ordinary course of business.

     (c)     Environmental Claims.  There is no Environmental Claim (as
             --------------------
defined in Section 4.16(f)(i)) pending or threatened (i) against CES or any of its subsidiaries or, to CES's knowledge, joint ventures or (ii) against any real or personal property or operations CES or any of its subsidiaries or, to CES's knowledge, joint ventures owns, leases or operates, in whole or in part.

     (d)     Releases.  There have been no Releases (as defined in Section
             --------
4.16(f)(iv)) of any Hazardous Material (as defined in Section 4.16(f)(iii)) that would be reasonably likely to form the basis of any Environmental Claim against CES or any of its subsidiaries or, to CES's knowledge, joint ventures.

     (e)     Predecessors.  CES has no knowledge of any Environmental Claim
             ------------
pending or threatened, or of any Release of Hazardous Materials that could be reasonably likely to form the basis of any Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of CES or any of its subsidiaries) whose liability CES or any of its subsidiaries or, to CES's knowledge, joint ventures has or may have retained or assumed either contractually or by operation of law or against any real or personal property which CES or any of its subsidiaries or, to CES's knowledge, joint ventures formerly owned, leased or operated, in whole or in part.

     (f)     As used in this Agreement:

             (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by CES or BEC or any of their respective subsidiaries or joint ventures (for purposes of this Section 4.16 and Section 5.16); or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

             (ii) "Environmental Laws" means all applicable federal, state, local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

             (iii) "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs") in regulated concentrations; and (b) any chemicals, mixtures, materials, substances or combination of materials or substances that are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances,"

"toxic pollutants," "radioactive materials," "radioactive waste" or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law.

             (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

     SECTION 4.17 REGULATION AS A UTILITY. CES is an exempt public utility holding company under Section 3(a)(1) of the 1935 Act. Except as set forth in
Section 4.17 of the CES Disclosure Schedule, each of Cambridge Electric Light Company, Canal Electric Company, Commonwealth Electric Company and Commonwealth Gas Company (collectively, the "CES Utility Subs") is regulated as an electric company or a gas company in the Commonwealth of Massachusetts and in no other state.

     SECTION 4.18 VOTE REQUIRED. Assuming that the CES Preferred Stock has been redeemed pursuant to Section 2.1(b)(ii), the approval of the Mergers by two-thirds of the votes entitled to be cast by all holders of CES Common Stock (the "CES Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock of CES or any of its subsidiaries required to approve this Agreement, the Mergers and the other transactions contemplated hereby.

     SECTION 4.19 OPINION OF FINANCIAL ADVISOR. CES has received the opinion of SG Barr Devlin to the effect that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the holders of CES Common Stock.

     SECTION 4.20 OWNERSHIP OF BEC COMMON STOCK.  Except as set forth in
Section 4.20 of the CES Disclosure Schedule, CES does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of BEC Common Stock or BEC Preferred Stock (as defined in Section 5.3).

     SECTION 4.21 INSURANCE. Except as set forth in Section 4.21 of the CES Disclosure Schedule, CES and each of its subsidiaries and, to CES's knowledge, joint ventures are, and have been continuously since January 1, 1993, insured with financially responsible insurers in such amounts and against such risks and losses as is customary in all material respects for companies conducting the businesses as conducted by CES and its subsidiaries and, to CES's knowledge, joint ventures during such time period. Except as set forth in
Section 4.21 of the CES Disclosure Schedule, neither CES nor any of its subsidiaries or, to CES's knowledge, joint ventures has received any notice of cancellation or termination with respect to any material insurance policy of CES or any of its subsidiaries or joint ventures. The insurance policies of CES and each of its subsidiaries and, to CES's knowledge, joint ventures are valid and enforceable policies in all material respects.

     SECTION 4.22 CHANGE IN CONTROL AND SEVERANCE PAYMENTS. Except as set forth in Section 4.22 of the CES Disclosure Schedule, neither CES nor any of its subsidiaries or, to CES's knowledge, joint ventures has any plans, programs or agreements to which it is party, or to which it is subject, pursuant to which payments (or acceleration or vesting of benefits) may be required upon, or may become payable directly or indirectly as a result of, a change of control of CES or otherwise upon termination of employment of any individual with CES or any of its subsidiaries or, to CES's knowledge, joint ventures.

     SECTION 4.23 YEAR 2000. Except as identified in Section 4.23 of the CES Disclosure Schedule and except for such Year 2000 Defects (as hereinafter defined) which would not have a CES Material Adverse Effect, to the knowledge of CES, none of the personal property, equipment or assets owned or utilized by CES or its subsidiaries, including but not limited to computer software, databases, hardware, controls and peripherals, has characteristics or qualities that may cause it to fail to (i) operate and produce data on and after January 1, 2000 (including taking into effect that such year is a leap year), or use data based on time periods on and after January 1, 2000 (including taking into effect that such year is a leap year), accurately and without delay, interruption or error relating to the fact that the time at which and the date on which such software is operating is on or after 12:00 a.m. on January 1, 2000 (including taking into effect that such year is a leap year) and (ii) accept, calculate, process, maintain, store and output, accurately and without delay, interruption or error, all times or dates, or both, whether before, on or after 12:00 a.m. January 1, 2000 (including taking into effect that such year is a leap year), and any time periods determined or to be determined based on such times or date or both (each, a "Year 2000 Defect"). Except as identified in Section 4.23 of the CES Disclosure Schedule and except as would not have a CES Material Adverse Effect, to the knowledge of CES, none of the property or assets owned or utilized by CES or its subsidiaries will fail to perform in any material respect or require any repair, rewrite, conversion or other adaptation because of, or due in any way to, a Year 2000 Defect. To the knowledge of CES and except as would not have a CES Material Adverse Effect, no products sold by CES or its subsidiaries contain a Year 2000 Defect. To the knowledge of CES and except as would not have a CES Material Adverse Effect, neither CES nor any of its subsidiaries has any obligations under warranty agreements, service agreements or otherwise to rectify a Year 2000 Defect of any customer of CES or any of its subsidiaries, as the case may be, or to indemnify any customer of CES or any of its subsidiaries in the event CES or any of its subsidiaries experiences a Year 2000 Defect. CES has no knowledge that a vendor or supplier of CES or any of its subsidiaries may experience a Year 2000 Defect that could reasonably be expected to have a CES Material Adverse Effect. Section 4.23 of the CES Disclosure Schedule sets forth the measures CES and its subsidiaries have taken to identify potential Year 2000 Defects of CES and its subsidiaries and of customers, suppliers and vendors of CES and its subsidiaries.

     SECTION 4.24 NON-APPLICABILITY OF CERTAIN MASSACHUSETTS LAWS. Assuming the representations of BEC made in Section 5.20 are correct, none of the "control share acquisition" provisions of M.G.L. c. 110D, the "business combination" provisions of M.G.L. c.110F or any other takeover related provisions of any Massachusetts law (or, to the knowledge of CES, any other similar state statute) or the charters of CES or CRI is applicable to the transactions contemplated by this Agreement (except as set forth in Section 4.24 of the CES Disclosure Schedule).

     SECTION 4.25 BROKERS. No broker, investment banker, financial advisor or other person, other than SG Barr Devlin, the fees and expenses of which will be paid by CES, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CES. CES has made available to BEC prior to the execution of this Agreement a copy of the engagement letter of SG Barr Devlin and, other than as set forth in such engagement letter, has no understanding or agreement with SG Barr Devlin regarding any fees or expenses in connection with the transactions contemplated by this Agreement.

     SECTION 4.26 OPERATIONS OF NUCLEAR POWER PLANT. To CES's knowledge, except as set forth in Section 4.26 of the CES Disclosure Schedule or as disclosed in the CES SEC Reports, CES has not received written notice from any Governmental Authority that it is not in compliance in all material respects with all laws applicable to the condition or operation of the Crimson nuclear facility, (the "CES Nuclear Facility") and CES has not violated any laws, except for violations that, in the aggregate, do not, and insofar as can reasonably be foreseen, would not, have a CES Material Adverse Effect. CES has duly filed all reports and returns required to be filed by it with Governmental Authorities and obtained governmental permits and licenses and other governmental consents which are required in connection with the business of owning and/or operating the CES Nuclear Facility, the failure of which to file and obtain likely would have a CES Material Adverse Effect. All such permits, licenses and consents are in full force and effect and no proceedings for the suspension or cancellation of any of them is pending or threatened.

                                  ARTICLE V.

                       REPRESENTATIONS AND WARRANTIES OF
                                      BEC

     BEC represents and warrants to CES as follows:

     SECTION 5.1 ORGANIZATION AND QUALIFICATION.  Except as set forth in
Section 5.1 of the BEC Disclosure Schedule, (i) BEC is a duly organized and lawfully existing voluntary association organized under M.G.L. c. 182, (ii) BETG is a duly organized and lawfully existing business corporation organized under M.G.L. c. 156B, (iii) each BEC subsidiary is a corporation, limited liability company, or trust duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and (iv) each of BEC and each BEC subsidiary has all requisite corporate or other power and authority, and has been duly authorized by all necessary franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted. BEC and each BEC subsidiary is duly qualified or licensed as a foreign corporation or other entity to do business, and is in good standing, in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of BEC and its subsidiaries taken as a whole or prevent the consummation of the transactions contemplated hereby (any such material adverse effect being hereafter referred to as a "BEC Material Adverse Effect").

     SECTION 5.2 SUBSIDIARIES. Except as set forth in Section 5.2 of the BEC Disclosure Schedule, BEC does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, to BEC's knowledge, joint venture, or any other business association or entity, with respect to which interest BEC has invested or is required to invest $100,000 or more, excluding securities in any publicly traded company held for investment by BEC and comprising less than five percent of the outstanding stock of such company. Section 5.2 of the BEC Disclosure Schedule sets forth a description as of the date hereof, of all subsidiaries and joint ventures of BEC, including the name of each such entity, the state or jurisdiction of its incorporation or organization, BEC's interest therein and a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 5.2 of the BEC Disclosure Schedule, all of the issued and outstanding shares of capital stock of each BEC subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by BEC free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that could not reasonably be expected to have a BEC Material Adverse Effect. For purposes of this Agreement, it is understood that all references to the knowledge of BEC mean solely the knowledge, after due inquiry, of the corporate officers of BEC listed on Section 5.2(b) of the BEC Disclosure Schedule.

     SECTION 5.3 CAPITALIZATION. The authorized shares of BEC consist of 100,000,000 shares of BEC Common Stock and 10,000,000 preferred shares, $1.00 par value per share (the "BEC Preferred Stock"). The authorized shares of BETG consist of 300,000 shares of BETG Common Stock. As of the close of business on November 16, 1998, there were issued and outstanding 47,184,073 shares of BEC Common Stock, no shares of BEC Preferred Stock and 100 shares of BETG Common Stock. As of the close of business on November 16, 1998, no shares of BEC Common Stock were held by BEC in its treasury and no shares of BETG Common Stock were held by BETG in its treasury. No material change in such capitalization has occurred between November 16, 1998 and the date hereof. All of the issued and outstanding common and preferred shares of BEC are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 5.3 of the BEC Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right, of conversion or exchange under any outstanding security, instruments, agreements, arrangements or commitments of any character relating to the issued or unissued common or preferred shares of BEC or obligating BEC or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional common or preferred shares or other equity or beneficial interests of BEC or any of its subsidiaries, or obligating BEC or any of its subsidiaries to repurchase, redeem or otherwise acquire or cancel any such shares or other interests or to provide funds to or make any investment (in the form of a loan, capital contribution, guaranty or otherwise) in any other entity, or obligating BEC to grant, extend or enter into any such agreement or commitment. None of the outstanding common or preferred shares of BEC was issued in violation of the Securities Act or the securities or blue sky laws of any state or jurisdiction, which violation would have a BEC Material Adverse Effect.

     SECTION 5.4 ORGANIZATIONAL DOCUMENTS. Each of BEC and BETG has heretofore furnished to CES a complete and correct copy of its respective charter and by-laws as amended to date. Such charters and by-laws are in full force and effect. Neither BEC nor BETG is in violation of any of the provisions of its respective charter or by-laws.

     SECTION 5.5 AUTHORITY. BEC has the legal capacity, power and authority (including full corporate (or other) power and authority) to execute and deliver this Agreement and to perform its obligations hereunder, and, subject to obtaining the BEC Shareholders' Approval (as defined in Section 5.18) and the BEC Required Statutory Approvals (as defined in Section 5.6(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by BEC and the consummation by BEC of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate (or other) action on the part of BEC and, subject to obtaining the applicable BEC Shareholders' Approval, no other corporate (or other) proceedings on the part of BEC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The Board of Trustees of BEC has determined that it is advisable and in the best interests of BEC's shareholders for BEC to enter into a business combination with CES upon the terms and subject to the conditions of this Agreement, and has unanimously recommended that BEC's shareholders approve and adopt this Agreement and approve the Mergers. This Agreement has been duly and validly executed and delivered by BEC and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of BEC enforceable against it in accordance with its terms.

     SECTION 5.6 NO CONFLICT; STATUTORY APPROVALS; COMPLIANCE.

     (a)     No Breaches.  Except as disclosed in Section 5.6(a) of the BEC
             -----------
Disclosure Schedule, (i) neither BEC, nor any of its subsidiaries or, to BEC's knowledge, joint ventures has breached, is in default under, or has received written notice of any breach of or default under, any (x) loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, standby letters of credit, equipment leases or lease purchase agreements to which BEC or any of its subsidiaries or, to BEC's knowledge, joint ventures is a party or by which it or any of its subsidiaries or, to BEC's knowledge, joint ventures is bound, (y) contracts, agreements, commitments or other understandings or arrangements to which BEC or any of its subsidiaries or, to BEC's knowledge, joint ventures is a party or by which such entity or any of its respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in each case, payments or receipts by BEC or any of its subsidiaries or, to BEC's knowledge, joint ventures of less than $100,000 in any single instance but not more than $300,000 in the aggregate or (z) agreements which, as of the date hereof, are required to be filed as "material contracts" with the SEC pursuant to the requirements of the Exchange Act, (ii) to BEC's knowledge, no other party to any of the agreements, contracts or other instrument referred to in subclauses
(x), (y) or (z) of clause (i) above or has breached or is in default of any of its obligations thereunder, and (iii) each of the agreements, contracts and other instruments referred to in subclauses (x), (y) or (z) of clause (I) above is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that has not had and could not reasonably be expected to have a BEC Material Adverse Effect.

     (b)     No Conflict.  The execution and delivery of this Agreement by BEC
             -----------
does not, and the consummation of the transactions contemplated hereby will not result in a Violation pursuant to any provisions of (i) the declaration of trust, articles of organization, by-laws or similar governing documents of BEC or any of its subsidiaries or, to BEC's knowledge, joint ventures, (ii) subject to obtaining the BEC Required Statutory Approvals and the receipt of the BEC Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to BEC or any of its subsidiaries or, to BEC's knowledge, joint ventures, or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 5.6(b) of the BEC Disclosure Schedule (the "BEC Required Consents") any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which BEC or any of its subsidiaries or, to BEC's knowledge, joint ventures, is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations that would not have a BEC Material Adverse Effect.

     (c)     Statutory Approvals.  No declaration, filing or registration
             -------------------
with, or notice to or authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery of this Agreement by BEC or the consummation by BEC of the transactions contemplated hereby, the failure of which to obtain, make or give would have a BEC Material Adverse Effect, except as described in Section 5.6(c) of the BEC Disclosure

Schedule (the "BEC Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such BEC Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such authorizations, consents or approvals and having such waiting periods expire as are necessary to avoid a violation of law.

     (d)     Compliance.  Except as set forth in Section 5.6(d), Section 5.12,
             ----------
Section 5.14, Section 5.15 or Section 5.16 of the BEC Disclosure Schedule, or as disclosed in the BEC SEC Reports (as defined in Section 5.8), neither BEC nor any of its subsidiaries nor, to BEC's knowledge, any joint venture of BEC, is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, individually or in the aggregate, do not have, and, to BEC's knowledge, are not reasonably likely to have, a BEC Material Adverse Effect. Except as set forth in Section 5.6(d) of the BEC Disclosure Schedule or in Section 5.16 of the BEC Disclosure Schedule, BEC and each of its subsidiaries and, to BEC's knowledge, joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects, except those of which the failure to obtain would not, in the aggregate, have a BEC Material Adverse Effect.
Except as set forth in Section 5.6(d) of the BEC Disclosure Schedule, each of BEC and each of its subsidiaries and, to BEC's knowledge, joint ventures is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its charter or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for possible violations, breaches or defaults which individually or in the aggregate would not have a BEC Material Adverse Effect.

     SECTION 5.7 ALL ASSETS NECESSARY TO CONDUCT THE BUSINESS. The assets, properties and rights of BEC and its subsidiaries reflected in the most recent BEC Financial Statements (as defined in Section 5.8) comprise all of the material assets, properties and rights of every type and description, real, personal, tangible and intangible used by BEC in, and, in the reasonable opinion of the management of BEC, necessary to, the conduct of BEC's business as currently conducted.

     SECTION 5.8 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by BEC and its subsidiaries since January l, 1995 under the Securities Act, the Exchange Act, the 1935 Act, the Power Act, the Atomic Energy Act and applicable state public utility laws and regulations have been filed with the SEC, the FERC, the NRC, the DOE or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder, and the Exhibit Index to BEC's most recently filed Form 10-K includes each agreement, contract or instrument (including all amendments thereto) to which BEC or any of its subsidiaries is a party or by which any of them is bound required to be included thereon (the "BEC Material Contracts"). BEC has made available to CES a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by BEC with the SEC since January l, 1995 through the date of this Agreement (as such documents have since the time of their filing been amended, the "BEC SEC Reports"). As of their respective dates, the BEC SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of BEC included in the BEC SEC Reports (collectively, the "BEC Financial Statements") complied as to form in all material respects with the applicable rules of the SEC, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of BEC as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

     SECTION 5.9 ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 5.9 of the BEC Disclosure Schedule or as set forth or reflected in the BEC SEC Reports, since December 31, 1997, BEC and each of its subsidiaries, and, to BEC's knowledge, each of its joint ventures, have conducted their operations only in the ordinary course of business consistent with past practice and there has not occurred: (i) any change, development, event or other circumstance, situation or state of affairs that has had or may be reasonably expected to have a BEC Material Adverse Effect; (ii) any amendments to or changes in the charters or by-laws of BEC or any of its subsidiaries;
(iii) any material change by BEC in its accounting methods, principles or practices; (iv) any revaluation by BEC of any assets having a value exceeding in the aggregate $1,000,000; or (v) any sale, lease, transfer, or assignment of assets (tangible or intangible) of BEC or its subsidiaries having a value exceeding $1,000,000 per instance.

     SECTION 5.10 LITIGATION. Except as set forth in Section 5.11 of the BEC Disclosure Schedule, (i) there are no claims, suits, actions or proceedings, pending or, to the knowledge of BEC, threatened, nor are there, to the knowledge of BEC, any investigations or reviews pending or threatened against, relating to or affecting BEC or any of its subsidiaries or any meritorious basis for any such claims, suits, actions, proceedings, investigations or reviews, and (ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to BEC or any of its subsidiaries, except for any of the foregoing under clauses (i) and (ii) that individually or in the aggregate could not reasonably be expected to have a BEC Material Adverse Effect.

     SECTION 5.11 NO UNDISCLOSED LIABILITIES.  Except as disclosed in Section
5.10 of the BEC Disclosure Schedule or as disclosed in the BEC SEC Reports, BEC has no liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in BEC's audited balance sheet (including any related notes thereto) for the fiscal year ended December 31, 1997 contained in the Company's Annual Report on Form 10-K (the "1997 Company Balance Sheet"), (b) incurred since December 31, 1997 in the ordinary course of business consistent with past practice, (c) incurred in connection with this Agreement, or (d) which could not reasonably be expected to have a BEC Material Adverse Effect.V.11 NO UNDISCLOSED LIABILITIES. Except as disclosed in Section 5.10 of the BEC Disclosure Schedule or as disclosed in the BEC SEC Reports, BEC has no liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in BEC's audited balance sheet (including any related notes thereto) for the fiscal year ended December 31, 1997 contained in the Company's Annual Report on Form 10-K (the 1997CompanyBalanceSheet), (b) incurred since December 31, 1997 in the ordinary course of business consistent with past practice, (c) incurred in connection with this Agreement, or (d) which could not reasonably be expected to have a BEC Material Adverse Effect.

     SECTION 5.12 REGISTRATION STATEMENT AND JOINT PROXY STATEMENT. (i) None of the information supplied or to be supplied by or on behalf of BEC for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the Joint Proxy Statement shall not, at the dates mailed to shareholders or at the times of the meetings of shareholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the shareholder meeting which has become false or misleading. The Registration Statement and the Joint Proxy Statement, insofar as they relate to BEC or any BEC subsidiary, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to BEC or any of its respective affiliates, officers or directors should be discovered by BEC which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, BEC shall promptly inform CES. Notwithstanding the foregoing, BEC makes no representation or warranty with respect to any information supplied by CES which is contained in any of the foregoing documents.

     SECTION 5.13 RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, or as set forth in Section 5.13 of the BEC Disclosure Schedule, or for any agreement, judgment, injunction, order or decree of general industry application, to the best of BEC's knowledge, there is no agreement, judgment, injunction, order or decree binding upon BEC which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of BEC, any acquisition of property by BEC or the conduct of business by BEC as currently conducted by BEC, except for any prohibition or impairment as could not reasonably be expected to have a BEC Material Adverse Effect.

     SECTION 5.14 TAX MATTERS. Except as set forth in Section 5.14 of the BEC Disclosure Schedule:

     (a)     Filing of Timely Tax Returns.  BEC and each of its subsidiaries
             ----------------------------
have filed (or there has been filed on their behalf) all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

     (b)     Payment of Taxes.  BEC and each of its subsidiaries have, within
             ----------------
the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

     (c)     Deferred Taxes.  BEC and its subsidiaries have accounted for
             --------------
deferred income taxes in accordance with GAAP.

     (d)     Tax Liens.  There are no Tax liens upon the assets of BEC or any
             ---------
of its subsidiaries except liens for Taxes not yet due.

     (e)     Withholding Taxes.  BEC and each of its subsidiaries have
             -----------------
complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required.

     (f)     Extensions of Time for Filing Tax Returns.  Neither BEC nor any
             -----------------------------------------
of its subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

     (g)     Waivers of Statute of Limitations.  Neither BEC nor any of its
             ---------------------------------
subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

     (h)     No Deficiency.  No deficiency for any Taxes has been proposed,
             -------------
asserted or assessed against BEC or any of its subsidiaries that has not been resolved and paid in full.

     (i)     Audit, Administrative and Court Proceedings.  No audits or other
             -------------------------------------------
administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of BEC or any of its subsidiaries.

     (j)     Powers of Attorney.  No power of attorney currently in force has
             ------------------
been granted by BEC or any of its subsidiaries concerning any Tax matter.

     (k)     Tax Rulings.  Neither BEC nor any of its subsidiaries has
             -----------
received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date.

     (l)     Availability of Tax Returns.  BEC has made available to CES
             ---------------------------
complete and accurate copies comprising all open years of (i) all Tax Returns, and any amendments thereto, filed by BEC or any of its subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by BEC or any of its subsidiaries and (iii) any Closing Agreements entered into by BEC or any of its subsidiaries with any taxing authority.

     (m)     Tax Sharing Agreements.  Neither BEC nor any of its subsidiaries
             ----------------------
is a party to any agreement relating to allocating or sharing of Taxes.

     (n)     Code Section 280G.  Neither BEC nor any of its subsidiaries is a
             -----------------
party to any agreement, contract or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     (o)     Liability for Others.  Neither BEC nor any of its subsidiaries
             --------------------
has any liability for Taxes of any person other than BEC and its subsidiaries
(i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract or
(iii) otherwise.

     SECTION 5.15 EMPLOYEE MATTERS; ERISA.  Except as set forth in Section
5.15 of the BEC Disclosure Schedule:

     (a)     Benefit Plans.  There is no employee benefit plan, program,
             -------------
policy, arrangement or agreement sponsored, contributed to or maintained by BEC or any of its subsidiaries covering employees, former employees, directors, former directors, trustees or former trustees of BEC or any of its subsidiaries or their beneficiaries, or providing benefits to any person in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, and any severance or change in control agreement, plan, policy or program between BEC or any of its subsidiaries and any employee thereof (collectively, the "BEC Benefit Plans"). For purposes of this Section 5.15, "subsidiary" includes any entity which, under Code section 414(b), (c), (m) or (o), is required to be considered as a single employer with BEC. Neither BEC nor any of its subsidiaries is obligated to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA.

     (b)     Contributions.  All contributions and other payments required to
             -------------
be made for any period through the date to which this representation speaks, by BEC or any of its subsidiaries, to any BEC Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or paid in full, or, to the extent not required to be made or paid on or before the date to which this representation speaks, have been properly reflected in the BEC Financial Statements.

     (c)     Qualification; Compliance.  Each of the BEC Benefit Plans
             -------------------------
intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified or an application for such a determination, which was filed before the expiration of the applicable remedial amendment period, is pending, and, to the knowledge of BEC, no circumstances exist that could reasonably be expected to result in the revocation of any such determination. BEC and each of its subsidiaries are in compliance in all material respects with and, each of the BEC Benefit Plans is and has been operated in all material respects in compliance with the terms of such BEC Benefit Plan and all applicable laws, rules and regulations governing such BEC Benefit Plan, including, without limitation, ERISA and the Code, except where failure to so comply or operate would not have a BEC Material Adverse Effect. Each BEC Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies in all respects with the terms of such BEC Benefit Plan and the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits, except where failure to so comply would not have a BEC Material Adverse Effect. There are no pending or, to the knowledge of BEC, threatened claims under or in respect of any BEC Benefit Plan by or on behalf of any employee, former employee, director, former director, trustee, former trustee or beneficiary thereof, or otherwise involving any BEC Benefit Plan (other than routine claims for benefits).

     (d)     ERISA Liabilities.  No event has occurred and, to the knowledge
             -----------------
of BEC, there exists no condition or set of circumstances, that could subject BEC or any of its subsidiaries or, to BEC's knowledge, joint ventures to any liability (whether to a Governmental Authority, a multiemployer plan or any other person or entity) arising under or based upon any provision of Title I, Title II, or Title IV of ERISA.

     (e)     Documents Made Available.  BEC has made or will make available to
             ------------------------
CES a true and correct copy of each collective bargaining agreement to which BEC or any of its subsidiaries is a party or under which BEC or any of its subsidiaries has obligations and, with respect to each BEC Benefit Plan, where applicable, (i) such BEC Benefit Plan document or, if not in writing, a written summary of all material terms of such BEC Benefit Plan, including all amendments thereto, and the most recent summary plan description and any summary and material modifications issued subsequent thereto, (ii) the three most recent annual reports filed with the IRS, (iii) each related trust agreement, custodial agreement, insurance contract, and similar agreements,
(iv) the most recent determination letter from the IRS with respect to the qualified status of such BEC Benefit Plan and any related correspondence with the IRS, (v) the most recent actuarial report or valuation, (vi) the most recently prepared audited financial statements and any interim financial statements prepared therefor, and (vii) copies of any notices, letters or other correspondence from the IRS or the U.S. Department of Labor. To BEC's knowledge, in the case of each BEC Benefit Plan, no employee handbook or similar employee communication relating to such BEC Benefit Plan nor any written communication of benefits under such BEC Benefit Plan from the administrator thereof, in either case that has not been delivered or made available to CES, describes the terms of such BEC Benefit Plan in a manner that is materially inconsistent with the documents and summary plan descriptions relating to such BEC Benefit Plan that have been made available pursuant to the foregoing sentence.

     (f)     No Post-Retirement Benefits.  No BEC Benefit Plan provides post-
             ---------------------------
retirement health or welfare benefits to any individual, other than as required by Section 601 et seq. of ERISA and Section 4980B of the Code or any other laws, rules or regulations. There is no and never has been any welfare benefit trust or fund that constitutes or is associated with a BEC Benefit Plan that is intended to be exempt from federal income tax under Section 501(c)(9) of the Code.

     (g)     Labor Agreements.  As of the date hereof, neither BEC nor any of
             ----------------
its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To BEC's knowledge, as of the date hereof, there is no current union representation question involving employees of BEC or any of its subsidiaries, nor does BEC know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the BEC SEC Reports or in Section 5.15(g) of the BEC Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other material complaint against BEC or any of its subsidiaries pending or, to BEC's knowledge, threatened, (ii) there is no strike, lockout or material dispute, slowdown or work stoppage pending, or to BEC's knowledge, threatened, against or involving BEC or any of its subsidiaries, (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to BEC's knowledge, threatened, in respect of which any director, officer, employee or agent of BEC or any of its subsidiaries is or may be entitled to claim indemnification from BEC or such subsidiary pursuant to their respective charters or by-laws or as provided in the indemnification agreements listed in
Section 5.15(g) of the BEC Disclosure Schedule and (iv) BEC is materially in compliance with all federal, state and local laws with respect to employment, employment practices, labor relations and safety and health.

     SECTION 5.16 ENVIRONMENTAL PROTECTION.  Except as set forth in Section
5.16 of the BEC Disclosure Schedule or as disclosed in the BEC SEC Reports, and except in such respects as in the aggregate would not have a BEC Material Adverse Effect:

     (a)     Compliance.  BEC and each of its subsidiaries and, to BEC's
             ----------
knowledge, each of its joint ventures, are in compliance with all applicable Environmental Laws; and neither BEC nor any of its subsidiaries or, to BEC's knowledge, joint ventures, has received any communication from any person or Governmental Authority that alleges that BEC or any of its subsidiaries or, to BEC's knowledge, joint ventures is not in compliance with applicable Environmental Laws.

     (b)     Environmental Permits.  BEC and each of its subsidiaries and, to
             ---------------------
BEC's knowledge, joint ventures have obtained or have applied for all Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and BEC and its subsidiaries and, to BEC's knowledge, each of its joint ventures are in compliance with all terms and conditions of the Environmental Permits, and BEC reasonably believes that any transfer, renewal or reapplication for any Environmental Permit required as a result of the Mergers can be accomplished in the ordinary course of business.

     (c)     Environmental Claims.  There is no Environmental Claim pending or
             --------------------
threatened (i) against BEC or any of its subsidiaries or, to BEC's knowledge, joint ventures, or (ii) against any real or personal property or operations BEC or any of its subsidiaries or, to BEC's knowledge, joint ventures owns, leases or operates, in whole or in part.

     (d)     Releases.  There have been no Releases of any Hazardous Material
             --------
that would be reasonably likely to form the basis of any Environmental Claim against BEC or any of its subsidiaries or, to BEC's knowledge, joint ventures.

     (e)     Predecessors.  BEC has no knowledge of any Environmental Claim
             ------------
pending or threatened, or of any Release of Hazardous Materials that could be reasonably likely to form the basis of any Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of BEC or any of its subsidiaries) whose liability BEC or any of its subsidiaries or, to BEC's knowledge, joint ventures has or may have retained or assumed either contractually or by operation of law or against any real or personal property which BEC or any of its subsidiaries or, to BEC's knowledge, joint ventures formerly owned, leased or operated, in whole or in part.

     SECTION 5.17 REGULATION AS A UTILITY. BEC is an exempt public utility holding company under Section 3(a)(1) of the 1935 Act. Each of BEC and each of Boston Edison Company and Harbor Electric Energy Company is regulated as a public utility in the Commonwealth of Massachusetts and in no other state.

     SECTION 5.18 VOTE REQUIRED. The approval of the Mergers by two-thirds of the votes entitled to be cast by all holders of BEC Common Stock (the "BEC Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock of BEC or any of its subsidiaries required to approve this Agreement, the Mergers and the other transactions contemplated hereby.

     SECTION 5.19 OPINION OF FINANCIAL ADVISOR. BEC has received the opinion of Goldman, Sachs & Co. to the effect that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the holders of BEC Common Stock.

     SECTION 5.20 OWNERSHIP OF CES COMMON STOCK.  Except as set forth in
Section 5.20 of the BEC Disclosure Schedule, BEC does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of CES Common Stock or CES Preferred Stock.

     SECTION 5.21 INSURANCE. Except as set forth in Section 5.21 of the BEC Disclosure Schedule, BEC and each of its subsidiaries and, to BEC's knowledge, joint ventures are, and have been continuously since January 1, 1993, insured with financially responsible insurers in such amounts and against such risks and losses as is customary in all material respects for companies conducting the businesses as conducted by BEC and its subsidiaries and, to BEC's knowledge, joint ventures during such time period. Except as set forth in Section 5.21 of the BEC Disclosure Schedule, neither BEC nor any of its subsidiaries or, to BEC's knowledge, joint ventures has received any notice of cancellation or termination with respect to any material insurance policy of BEC or any of its subsidiaries or joint ventures. The insurance policies of BEC and each of its subsidiaries and, to BEC's knowledge, joint ventures are valid and enforceable policies in all material respects.

     SECTION 5.22 CHANGE IN CONTROL AND SEVERANCE PAYMENTS. Except as set forth in Section 5.22 of the BEC Disclosure Schedule, neither BEC nor any of its subsidiaries or, to BEC's knowledge, joint ventures has any plans, programs or agreements to which it is party, or to which it is subject, pursuant to which payments (or acceleration or vesting of benefits) may be required upon, or may become payable directly or indirectly as a result of, a change of control of BEC or otherwise upon termination of employment of any individual with BEC or any of its subsidiaries or, to BEC's knowledge, joint ventures.

     SECTION 5.23 YEAR 2000. Except as identified in Section 5.23 of the BEC Disclosure Schedule and except for such Year 2000 Defects which would not have a BEC Material Adverse Effect, to the knowledge of BEC, none of the personal property, equipment or assets owned or utilized by BEC or its subsidiaries, including but not limited to computer software, databases, hardware, controls and peripherals, has characteristics or qualities that may constitute a Year 2000 Defect. Except as identified in Section 5.23 of the BEC Disclosure Schedule and except as would not have a BEC Material Adverse Effect, to the knowledge of BEC, none of the property or assets owned or utilized by BEC or its subsidiaries will fail to perform in any material respect or require any repair, rewrite, conversion or other adaptation because of, or due in any way to, a Year 2000 Defect. To the knowledge of BEC and except as would not have a BEC Material Adverse Effect, no products sold by BEC or its subsidiaries contain a Year 2000 Defect. To the knowledge of BEC and except as would not have a BEC Material Adverse Effect, neither BEC nor any of its subsidiaries has any obligations under warranty agreements, service agreements or otherwise to rectify a Year 2000 Defect of any customer of BEC or any of its subsidiaries, as the case may be, or to indemnify any customer of BEC or any of its subsidiaries in the event BEC or any of its subsidiaries experiences a Year 2000 Defect. BEC has no knowledge that a vendor or supplier of BEC or any of its subsidiaries may experience a Year 2000 Defect that could reasonably be expected to have a BEC Material Adverse Effect. Section 5.23 of the BEC Disclosure Schedule sets forth the measures BEC and its subsidiaries have taken to identify potential Year 2000 Defects of BEC and its subsidiaries and of customers, suppliers and vendors of BEC and its subsidiaries.

     SECTION 5.24 NON-APPLICABILITY OF CERTAIN MASSACHUSETTS LAWS. Assuming the representations of CES made in Section 4.20 are correct, none of the "control share acquisition" provisions of M.G.L. c. 110D, the "business combination" provisions of M.G.L. c. 110F or any other takeover related provisions of any Massachusetts law (or, to the knowledge of BEC, any other similar state statute) or the charters of BEC or BETG is applicable to the transactions contemplated by this Agreement (except as set forth in Section 5.24 of the BEC Disclosure Schedule).

     SECTION 5.25 BROKERS. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by BEC, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BEC. BEC has made available to CES prior to the execution of this Agreement a copy of the engagement letter of Goldman, Sachs & Co., and, other than as set forth in such engagement letter, has no understanding or agreement with Goldman, Sachs & Co. regarding any fees or expenses in connection with the transactions contemplated by this Agreement.

     SECTION 5.26 OPERATIONS OF NUCLEAR POWER PLANT. To BEC's knowledge, except as set forth in Section 5.26 of the BEC Disclosure Schedule or as disclosed in the BEC SEC Reports, BEC has not received written notice from any Governmental Authority that it is not in compliance in all material respects with all laws applicable to the condition or operation of the Pilgrim nuclear facility, (the "BEC Nuclear Facility") and BEC has not violated any laws, except for violations that, in the aggregate, do not, and insofar as can reasonably be foreseen, would not, have a BEC Material Adverse Effect. BEC has duly filed all reports and returns required to be filed by it with Governmental Authorities and obtained governmental permits and licenses and other governmental consents which are required in connection with the business of owning and/or operating the BEC Nuclear Facility, the failure of which to file and obtain likely would have a BEC Material Adverse Effect. All such permits, licenses and consents are in full force and effect and no proceedings for the suspension or cancellation of any of them is pending or threatened.

                                  ARTICLE VI.

                    CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 6.1 COVENANTS OF THE PARTIES. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, BEC and CES each agrees as follows, each as to itself and as to each of its respective subsidiaries, except as expressly contemplated or permitted in this Agreement, or to the extent that the other parties hereto shall otherwise consent in writing:

     (a)     Ordinary Course of Business.  Each party hereto shall, and shall
             ---------------------------
cause its subsidiaries to, carry on their respective operations in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance with applicable laws and regulations to the extent that failure to be in compliance would constitute a BEC Material Adverse Effect or a CES Material Adverse Effect, as the case may be, and use all commercially reasonable efforts to (i) preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them, (ii) subject to prudent management of workforce needs and ongoing or planned programs relating to down-sizing, re-engineering and similar matters currently in force, keep available the services of their present employees as a group, (iii) maintain and keep material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and (iv) maintain supplies and inventories in quantities consistent with past practice. Except as set forth in Section 6.1(a) of the CES Disclosure Schedule or the BEC Disclosure Schedule, respectively, or except as otherwise expressly provided in this
Article VI, no party shall, nor shall any party permit any of its subsidiaries to, enter into a new line of business, or make any change in a line of business it engaged in as of the date hereof involving any material investment of assets or resources or any material exposure to liability or loss, in the case of CES, to CES and its subsidiaries taken as a whole, and in the case of BEC, to BEC and its subsidiaries taken as a whole, or take any action that would make it materially less likely that BEC can obtain the BEC Required Statutory Approvals or that CES can obtain the CES Required Statutory Approvals.

     (b)     Dividends.
             ---------

             (i) Except as set forth in Section 6.1(b) of the CES Disclosure Schedule or the BEC Disclosure Schedule, respectively, no party shall nor shall any party permit any of its subsidiaries to declare, set aside, make or pay any dividends on or other distributions (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock other than (A) dividends by a wholly-owned subsidiary to CES or BEC, as the case may be, or another wholly-owned subsidiary, (B) regular dividends on CES Common Stock, with usual record and payment dates in any fiscal quarter, which quarterly dividends shall be consistent with past practices (including increases consistent with past practice), (C) regular dividends on BEC Common Stock, with usual record and payment dates in any fiscal year, which quarterly dividends shall be consistent with past practices (including increases consistent with past practice), (D) dividends required to be paid on any BEC Preferred Stock in accordance with the terms thereof, or dividends required to be paid on any CES Preferred Stock in accordance with the terms thereof. CES shall not, nor shall it permit any of its subsidiaries to (i) split, combine or reclassify any capital stock or the capital stock of any subsidiary or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or the capital stock of any subsidiary, or (ii) amend the terms or change the period of exercisability of, redeem, repurchase or otherwise acquire any of its capital stock or the capital stock of any subsidiary, or any option, warrant or right, directly or indirectly, to acquire shares of capital stock or the capital stock of any subsidiary, other than (A) redemptions, repurchases and other acquisitions of shares of capital stock in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice, (B) in connection with refunding of securities with preferred stock, debt or tax preference preferred securities at a lower cost of funds or in connection with intercompany purchases of capital stock, (C) mandatory redemptions (including optional sinking fund payments) of preferred stock, and (D) open market purchases of BEC Common Stock or CES Common Stock pursuant to any previously announced stock repurchase programs.

             (ii) Each of BEC and CES shall coordinate with the other regarding the declaration and payment of dividends in respect of BEC Common Stock and CES Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that no holder of BEC Common Stock or CES Common Stock shall receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its BEC Common Stock or CES Common Stock, as the case may be, and/or any shares of Company Common Stock any such holder receives in exchange therefor pursuant to the Mergers.

     (c)     Issuance of Securities.  Neither party shall, nor shall it permit
             ----------------------
any of its subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of its capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, or any other ownership interest (including, without limitation, any phantom interest), other than

             (i) in the case of BEC and its subsidiaries, (a) in connection with refunding of BEC Preferred Stock, with preferred stock or tax preference preferred securities at a lower cost of funds or (b) of up to 1,500,000 shares of BEC Common Stock, including shares to be issued pursuant to all plans, programs or arrangements existing on the date hereof providing for the issuance of BEC Common Stock; and

             (ii) in the case of CES and its subsidiaries (a) in connection with refunding of CES Preferred Stock with preferred shares or tax preference preferred shares at a lower cost of funds or (b) of up to 1,000,000 shares of CES Common Stock, including shares to be issued pursuant to all plans, programs or arrangements existing on the date hereof providing for the issuance of CES Common Stock.

             (iii) The parties shall promptly furnish to each other such information as may be reasonably requested (including financial information) and take such action as may be reasonably necessary and otherwise fully cooperate with each other in the preparation of any registration statement under the Securities Act and other documents necessary in connection with the issuance of securities as contemplated by this Section 6.1(c), subject to obtaining customary indemnities.

     (d)     Charter Documents.  No party shall, and no party shall permit any
             -----------------
of its subsidiaries to, amend or propose to amend its respective declaration of trust, articles of organization, by-laws or regulations, or similar organic documents, as the case may be, except as contemplated herein.

     (e)     Acquisitions.  Except as (i) disclosed in Section 6.1(e) of the
             ------------
CES Disclosure Schedule or the BEC Disclosure Schedule, (ii) for acquisitions by BEC and its affiliates of less than $5 million in the aggregate that are not set forth in Section 6.1(e) of the BEC Disclosure Schedule, and (iii) for acquisitions by CES and its affiliates of less than $5 million in the aggregate that are not set forth in Section 6.1(e) of the CES Disclosure Schedule, neither party shall, nor shall it permit any of its subsidiaries to, acquire, publicly propose to acquire, or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structures or ownership of such party or such party's subsidiaries, or otherwise acquire or agree to acquire any material amount of assets other than in the ordinary course of business consistent with past practice.

     (f)     Capital Expenditures.  Except as required by law or as reasonably
             --------------------
necessary after consultation with the other party following a catastrophic event, such as a major storm (a "Catastrophic Event") or as set forth in
Section 6.1(f) of the CES Disclosure Schedule or the BEC Disclosure Schedule, neither CES or BEC, as the case may be, shall, nor shall either permit any of its subsidiaries to make any capital expenditure (or series of related capital expenditures) in excess of $80 million in the aggregate per year, in the case of CES, and $160 million in the aggregate per year, in the case of BEC.

     (g)     No Dispositions.  Other than dispositions by a party and its
             ---------------
subsidiaries of assets (whether directly through a sale of assets or through the sale of all of the stock of a subsidiary) having a fair market value (individually or in the aggregate) of less than $5 million, or except as set forth in Section 6.1(g) of the CES Disclosure Schedule or BEC Disclosure Schedule, neither party shall, nor shall it permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets, other than sales, leases, licenses, encumbrances or dispositions in the ordinary course of its business consistent with past practice.

     (h)     Indebtedness.  Except as necessary to pay the Cash Consideration
             ------------
or in the event of securitization financings pursuant to M.G.L. Chapter 164,
Section 1H, neither party shall, nor shall it permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness or guarantees or "keep well" or other agreements in the ordinary course of business consistent with past practice (such as the issuance of commercial paper, the use of credit facilities existing on the date hereof or hedging activities undertaken in order to hedge a balance sheet asset or liability and not for speculative purposes); (ii) long-term indebtedness or "keep well" or other agreements not aggregating more than, together with any preferred stock or tax preference preferred securities issued by BEC or CES, as the case may be, in accordance with Section 6.1(c)(iv), $200 million in the case of BEC and its subsidiaries or $115 million in the case of CES and its subsidiaries; or (iii) in connection with the refunding with preferred stock, tax preference preferred securities or debt at a lower cost of funds permitted in Section 6.1(b).

     (i)     Compensation, Benefits.  Except in the ordinary course of
             ----------------------
business consistent with past practice, or as set forth in Section 6.1(i) of the CES Disclosure Schedule or the BEC Disclosure Schedule, or as may be required by applicable law, or as may be required to facilitate or obtain a determination from the IRS that a plan is "qualified" within the meaning of
Section 401(a) of the Code, or pursuant to an existing agreement (including as contemplated by this Agreement), neither party shall, nor shall it permit any of its subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy covering employees, former employees, directors or former directors or their beneficiaries or providing benefits to such persons that is maintained by, contributed to or entered into by such party or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights of, or take any other action or grant any benefit (including, without limitation, any stock options or stock option plan) not required under the terms of any existing employee benefit plan, or other contract, agreement, commitment, arrangement, plan or policy to or with any trustee, director, officer or other employee of such party or any of its subsidiaries, except for normal increases or grants or actions in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its subsidiaries, (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any trustee, director or officer or other employee other than in the ordinary course of business consistent with current industry practice, provided that such arrangements or contracts (or amendments thereto) would not, in the aggregate, result in a material increase in benefits or compensation expense to such party or any of its subsidiaries) or (iii) enter into any employment contract or collective bargaining agreement, written or oral, or modify or change the terms of any existing such contract or agreement.

     (j)     1935 Act.  Except as set forth in Section 6.1(j) of the CES
             --------
Disclosure Schedule or the BEC Disclosure Schedule, and except as required or contemplated by this Agreement, no party shall, nor shall any party permit any of its subsidiaries to, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act or that would impair the ability of either party, or any subsidiary of either party to claim an exemption as of right under Section 3(a)(l) of the 1935 Act following the Mergers.

     (k)     Accounting.  Except as set forth in Section 6.1(k) of the CES
             ----------
Disclosure Schedule or the BEC Disclosure Schedule, neither party shall, nor shall either party permit any of its subsidiaries to, make any changes in its accounting methods, except as required by law, rule, regulation or GAAP.

     (l)     Tax-Free Status.  No party shall, nor shall any party permit any
             ---------------
of its subsidiaries to, or within the exercise of its reasonable best efforts its joint ventures to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Mergers as a tax-free transaction (except as to any cash received) under Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

     (m)     Cooperation, Notification.  Each party shall, and shall cause its
             -------------------------
subsidiaries to, and shall use its reasonable best efforts to cause its joint ventures to

             (i) cause its appropriate representatives to confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations;

             (ii) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects;

             (iii) promptly advise the other party of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result, in the case of CES, in a CES Material Adverse Effect or, in the case of BEC, a BEC Material Adverse Effect (provided that no such notification shall affect the representations, warranties, covenants or agreements of the parties hereto (or remedies with respect thereto) or the conditions to the obligations of the parties hereto under this Agreement);

             (iv) promptly provide the other party with copies of all filings made by such party or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby; and

             (v) promptly advise the other party of (y) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or accurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (z) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

     (n)     Third-Party Consents.  Each party shall, and shall cause its
             --------------------
subsidiaries to, use all commercially reasonable efforts to obtain all the CES Required Consents or the BEC Required Consents, as the case may be. Each party shall promptly notify the other of any failure or prospective failure to obtain any such consents and, if requested by the other party shall provide copies of all the Required Consents obtained by such party to the other party.

     (o)     No Breach, Etc.  No party shall, nor shall any party permit any
             --------------
of its subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

     (p)     Discharge of Liabilities.  Neither party shall, nor shall either
             ------------------------
party permit its subsidiaries to, pay, discharge, settle, compromise or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement, compromise or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in such party's SEC Reports, or incurred in the ordinary course of business consistent with past practice.

     (q)     Contracts.  Neither party shall, nor shall either party permit
             ---------
its subsidiaries or, within the exercise of its reasonable best efforts, its joint ventures, except in the ordinary course of business consistent with past practice, accelerate, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which such party or any subsidiary of such party is a party or waive, release or assign any material rights or claims.

     (r)     Insurance.  Each party shall, and shall cause its subsidiaries
             ---------
to, and, with the exercise of its reasonable best efforts, its joint ventures to, maintain with financially responsible insurance companies insurance coverage (including directors and officers liability insurance) in such amounts and against such risks and losses as are customary for companies engaged in (i) the electric and gas utility industries and employing methods of generating electric power and distributing fuel similar to those methods used and fuels used by such party or its subsidiaries or (ii) in the case of a party or its subsidiaries engaged in industries other than the electric and gas utility industries, in such other industries as such party or its subsidiaries are engaged in from time to time.

     (s)     Permits.  Each party shall, and shall cause its subsidiaries to,
             -------
use reasonable efforts to maintain in effect all existing governmental permits pursuant to which such party or its subsidiaries operate.

     (t)     No Liens.  Except as set forth in Section 6.1(t) of the CES
             --------
Disclosure Schedule or the BEC Disclosure Schedule or under any indebtedness permitted hereunder constituting purchase money security interests, neither party shall permit, nor shall either party permit any of its subsidiaries to permit, the creation or imposition of any Lien upon its or any of its subsidiaries' assets, tangible or intangible.

     (u)     No Loans.  Neither party shall, except in the ordinary course of
             --------
business, make any loan to any third party or to any of its or its subsidiaries' directors, officers and employees.

     (v)     Tax Elections.  Neither BEC nor CES shall make any material tax
             -------------
election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations with respect thereto.

     (w)     Transition Steering Team.  As soon as reasonably practicable
             ------------------------
after the date hereof, BEC and CES shall create a special transition steering team, with representation from CES and BEC, that will develop recommendations concerning the future structure and operations of the Company after the Effective Time, subject to applicable law.

     SECTION 6.2 COVENANT OF NO SOLICITATION.

     (a) From and after the date hereof, neither CES nor BEC shall, and shall cause its subsidiaries not to, and shall not authorize or permit any Representative (as defined in Section 7.1) to, directly or indirectly, (i) solicit, initiate or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving such party other than the Mergers (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"),
(ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal or
(iii) agree to, approve or recommend any Acquisition Proposal. Nothing contained in this Section 6.2(a) shall prevent the Board of Trustees of CES or the Board of Trustees of BEC, at any time prior to the time the CES Shareholders' Approval, in the case of CES, or the BEC Shareholders' Approval, in the case of BEC, has been obtained, from (x) considering, negotiating, approving and recommending to the shareholders of CES or BEC, as the case may be, a bona fide Acquisition Proposal that it reasonably believes in good faith, after consultation with its financial advisors, may be more favorable to the shareholders of such party than the Mergers, or (y) furnishing such third party information concerning itself and its business, properties and assets; provided that (A) such board shall have determined in good faith based upon the advice of outside counsel that failure to do so likely would constitute a breach of their fiduciary duties and (B) prior to furnishing nonpublic information with such third party, BEC or CES, as the case may be, shall have received from such third party an executed confidentiality agreement in customary form on terms not more favorable to such third party than the terms of the confidentiality agreement dated June 3, 1998 between CES and BEC, as it may be amended from time to time (the "Confidentiality Agreement").

     (b) Either party shall promptly notify the other party of (i) the receipt of any Acquisition Proposal, (ii) any request for nonpublic information relating to such party in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any person or entity that informs the Board of Trustees of such party that it is considering making, or has made, an Acquisition Proposal and (iii) the status and details

(including amendments) of any such request or proposal. Such notice shall be made orally and in writing within 24 hours of the receipt of such Acquisition Proposal (or amendment thereof) or request for information, and shall indicate whether such party is providing or intends to provide the person making such Acquisition Proposal with access to information concerning such party.

     (c) Each party hereto shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than the other parties hereto) conducted heretofore with respect to any of the foregoing. Each party agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which such party is a party.

     (d) Each party hereto shall ensure that its Representatives are aware of the restrictions described in this Section 6.2.

     (e) Nothing contained herein shall prohibit a party from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act, including without limitation by taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, or from making any other disclosure to its shareholders if, in the good faith judgment of its Board of Trustees, after consultation with outside counsel, failure to do so may reasonably be expected to be inconsistent with its obligations under applicable law.

                                 ARTICLE VII.

                             ADDITIONAL AGREEMENTS

     SECTION 7.1 ACCESS TO INFORMATION.

     (a) Upon reasonable notice and during normal business hours, each party hereto shall, and shall cause its subsidiaries to, and shall use its reasonable best efforts to cause its joint ventures to, afford to the officers, directors, trustees, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other parties (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its subsidiaries to, and shall use its reasonable best efforts to cause its joint ventures to, furnish promptly to the other party

             (i) access to each report, schedule and other document filed or received by it or any of its subsidiaries and, within the exercise of its reasonable best efforts, its joint ventures pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the NRC, the DOE, the Department of Justice, the Federal Trade Commission, the Massachusetts Department of Telecommunications and Energy, and any other federal or state regulatory agency or commission (including without limitation those with jurisdiction over Environmental Laws and Hazardous Materials), and

             (ii) access to all information concerning themselves, their subsidiaries, operations, facilities, real and leased properties, directors, trustees, officers and shareholders and such other matters as may be reasonably requested by the other party or its Representatives in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement.

     (b) No review pursuant to this Section 7.1 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by any party to the other.

     (c) Each party shall, and shall cause its subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement.

     SECTION 7.2 JOINT PROXY STATEMENT AND REGISTRATION STATEMENT.

     (a) Preparation and Filing.  The parties shall prepare and file with the
         ----------------------
SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Joint Proxy Statement (together, the "Joint Proxy/Registration Statement"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of Company Common Stock issuable in connection with the Mergers to be registered (or to obtain an exemption from registration) under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where it otherwise will not be, following the Mergers, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of Company Common Stock issuable in the Mergers to be approved for listing on the New York Stock Exchange upon official notice of issuance. The information provided by any party hereto for use in the Joint Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by or on behalf of any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy/Registration Statement. No filing of, or amendment or supplement to, the Joint Proxy/Registration Statement shall be made without providing each party the opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to a party, or any of its affiliates, officers, trustees or directors, should be discovered by any party which should be set forth in an amendment or supplement to the Joint Proxy/Registration Statement, so that the Joint Proxy/Registration Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the parties hereto.

     (b)     Letter of CES's Accountants.  CES shall use its best efforts to
             ---------------------------
cause to be delivered to BEC a letter of Arthur Andersen, LLP, CES's independent auditors, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to BEC, in form and substance reasonably satisfactory to BEC, and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

     (c)     Letter of BEC's Accountants.  BEC shall use its best efforts to
             ---------------------------
cause to be delivered to CES a letter of PricewaterhouseCoopers, LLP, BEC's independent auditors, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to CES, in form and substance reasonably satisfactory to CES, and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

     SECTION 7.3 REGULATORY MATTERS.

     (a)     HSR Filings.  Each party hereto shall file or cause to be filed
             -----------
with the Federal Trade Commission and the Department of Justice any notifications required to be filed by itself or its respective "ultimate parent" company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. The parties hereto shall use reasonable best efforts to make such filings promptly, and to respond promptly to any requests for additional information made by either of such agencies.

     (b)     Other Regulatory Approvals.  Each party hereto shall cooperate
             --------------------------
and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate (or in connection with the consummation of) and make effective, in the most expeditious manner practicable, the Mergers and other transactions contemplated by this Agreement, including, without limitation, the CES Required Statutory Approvals and the BEC Required Statutory Approvals. Each party shall have the right to review and approve in advance all of the information concerning such party which appears in any filing made in connection with the transactions contemplated by this Agreement and the Mergers. Each party shall allow the other party and its counsel a meaningful opportunity to consult with respect to, and to participate in, the efforts to obtain all necessary approvals from Governmental Authorities in connection with the transactions contemplated by this Agreement and the Mergers (including but not limited to the FERC, the SEC and the Massachusetts Department of Telecommunications and Energy), it being understood that all positions taken in the filings with such Governmental Authorities shall be consistent with one another and consistent with this Agreement.

     SECTION 7.4 SHAREHOLDER APPROVAL.

     (a)     CES Shareholders.  Subject to the provisions of Section 7.4(c),
             ----------------
CES shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "CES Special Meeting") for the purpose of securing the CES Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy/Registration Statement in accordance with applicable federal and state law and with its charter and by-laws, (iii) subject to the fiduciary duties of its Board of Trustees, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with BEC with respect to each of the foregoing matters.

     (b)     BEC Shareholders.  Subject to the provisions of Section 7.4(c),
             ----------------
BEC shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "BEC Special Meeting") for the purpose of securing the BEC Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy/Registration Statement in accordance with applicable federal and state law and with its charter and by-laws, (iii) subject to the fiduciary duties of its Board of Trustees, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with CES with respect to each of the foregoing matters.

     (c)     Meeting Date.  The CES Special Meeting for the purpose of
             ------------
securing the CES Shareholders' Approval and the BEC Special Meeting for the purpose of securing the BEC Shareholders' Approval shall be held on such date as CES and BEC shall mutually determine, and as soon as practicable after the date of this Agreement.

     SECTION 7.5 DIRECTORS' AND OFFICERS' INDEMNIFICATION.

     (a)     Indemnification.  To the extent, if any, not provided by an
             ---------------
existing right of indemnification or other agreement or policy, from and after the Effective Time, the Company shall, to the fullest extent permitted by applicable law and its charter and by-laws, as in effect on the date hereof, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, trustee, director or employee of any of the parties hereto or any subsidiary of any party hereto (each an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, trustee, officer or employee of such party or a subsidiary of such party (the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) the Company shall cooperate in the defense of any such matter, and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Massachusetts law, and the declaration of trust or by-laws (or similar governing documents) of the Company (as the same may be amended from time to time) shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party; provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

     (b)     Insurance.  For a period of six years after the Effective Time,
             ---------
the Company shall cause to be maintained in effect current policies of directors' and officers' liability insurance for the benefit of those persons who are currently covered by such policies of CES and BEC on terms no less favorable than the terms of such current insurance coverage or obtain new policies of such insurance with respect to such obligations at least as favorable as the most favorable coverage offered by policies currently maintained by CES and BEC; provided, however, that the Company shall not be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by CES and BEC for such insurance; and provided, further, that if the annual premiums of such policies exceed such amount, the Company shall be obligated to obtain the best coverage reasonably available, in the reasonable judgment of the Board of Directors of the Company, for a cost not exceeding such amount.

     (c)     Successors.  In the event the Company or any of its successors or
             ----------
assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provisions shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 7.5.

     (d)     Survival of Indemnification.  To the fullest extent permitted by
             ---------------------------
law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors, trustees and officers of CES and BEC and their respective subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective charters and by-laws or other organizational documents in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Mergers and shall continue in full force and effect for a period of not less than six years from the Effective Time.

     (e)     Benefit.  The provisions of this Section 7.5 are intended to be
             -------
for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     SECTION 7.6 DISCLOSURE SCHEDULES. On the date hereof, (i) BEC has delivered to CES a schedule (the "BEC Disclosure Schedule"), accompanied by a certificate signed by the chief financial officer of BEC stating that the BEC Disclosure Schedule is being delivered pursuant to this Section 7.6(i) and
(ii) CES has delivered to BEC a schedule (the "CES Disclosure Schedule"), accompanied by a certificate signed by the chief financial officer of CES stating that the CES Disclosure Schedule is being delivered pursuant to this
Section 7.6(ii). The CES Disclosure Schedule and the BEC Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

     SECTION 7.7 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law or the requirements of any applicable national securities exchange, CES and BEC shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld).

     SECTION 7.8 RULE 145 AFFILIATES. Within 30 days before the Closing Date CES shall identify in a letter to BEC, and BEC shall identify in a letter to CES, all persons who were, at the time of the CES Special Meeting or the BEC Special Meeting, as the case may be, "affiliates" of CES and BEC, respectively, as such term is used in Rule 145 under the Securities Act. Each of CES and BEC shall use all reasonable efforts to cause such affiliates to deliver to CES and BEC on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit 7.8 (each, an "Affiliate Agreement").

     SECTION 7.9 CERTAIN EMPLOYEE AGREEMENTS.  Subject to Section 7.10 and
Section 7.11 the Company and its subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties hereto prior to the date hereof which apply to any current or former employee or current or former director or trustee of the parties hereto and are disclosed in Section 4.15 of the Disclosure Schedules;

provided, however, that this undertaking is not intended to prevent the Company from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

     SECTION 7.10 EMPLOYEE BENEFIT PLANS.

     (a)     Maintenance of CES and BEC Benefit Plans.  Subject to Section
             ----------------------------------------
7.11 and Section 6.1(i), each of the CES Benefit Plans and BEC Benefit Plans in effect at the date hereof (or as amended in accordance with or as permitted by this Agreement) shall be maintained in effect with respect to the employees or former employees of CES and any of its subsidiaries or BEC and any of its subsidiaries, respectively, who are covered by any such benefit plan immediately prior to the Closing Date (the "Affiliated Employees") until the Company otherwise determines on or after the Effective Time; provided, however, that nothing herein contained shall limit any reserved right contained in any such CES Benefit Plan or BEC Benefit Plan to amend, modify, suspend, revoke or terminate any such plan. Without limitation of the foregoing, each participant in any CES Benefit Plan or BEC Benefit Plan shall receive credit for purposes of eligibility to participate, vesting and eligibility to receive benefits (but not for purposes of benefit accrual under any benefit plan of the Company or any of its subsidiaries or affiliates) for service credited for the corresponding purpose under such benefit plan; provided, however, that such crediting of service shall not operate to duplicate any benefit to any such participant or the funding for any such benefit. No provision in this Section 7.10 shall be deemed to constitute an employment contract between the Company and any individual, or a waiver of the Company's right to discharge any employee at any time, with or without cause.

     SECTION 7.11 STOCK PLANS. With respect to each CES Benefit Plan and each BEC Benefit Plan listed in Section 7.11 of the CES Disclosure Schedule or Section 7.11 of the BEC Disclosure Schedule that provides for benefits in the form of CES Common Stock or BEC Common Stock (together, the "Stock Plans"), CES and BEC shall take all trust action necessary or appropriate to
(i) provide for the issuance or purchase in the open market of Company Common Stock rather than CES Common Stock or BEC Common Stock, as the case may be, pursuant thereto, and otherwise to amend such Stock Plans to reflect this Agreement and the Mergers, (ii) obtain their respective shareholder approvals with respect to such Stock Plans to the extent such approval is required for purposes of the Code or other applicable law, or to enable such Stock Plans to comply with Rule 16b-3 promulgated under the Exchange Act, (iii) reserve for issuance under such Stock Plans or otherwise provide a sufficient number of shares of Company Common Stock for delivery upon payment of benefits, grant of awards or exercise of options under such Stock Plans and (iv) as soon as practicable after the Effective Time, file registration statements on Form S-8 or amendments on such forms to the Form S-4 Registration Statement, as the case may be (or any successor or other appropriate forms), with respect to the shares of Company Common Stock subject to such Stock Plans to the extent such registration statement is required under applicable law. The Company shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding. With respect to those individuals who subsequent to the Mergers will be subject to the reporting requirements under Section 16(a) of the Exchange Act, the Company shall administer the Stock Plans, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

     SECTION 7.12 EXPENSES. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses, whether or not the Mergers are consummated, except that those expenses incurred in connection with the filing, printing and mailing of the Joint Proxy/Registration Statement and the filings of the premerger notification and report forms under the HSR Act (including filing fees) shall be shared equally by CES and BEC.

     SECTION 7.13 FURTHER ASSURANCES. Each party shall, and shall cause its subsidiaries to, and shall use its reasonable best efforts to cause its joint ventures to, execute such further documents and instruments and take such further actions as may reasonably be required by the terms hereof, including the defending of any lawsuits or other proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement (including seeking a stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed).

     SECTION 7.14 CORPORATE OFFICES. At the Effective Time, the corporate headquarters of the Company shall be located in Boston, Massachusetts.

     SECTION 7.15 OFFICERS. At the Effective Time, the Chairman, President and Chief Executive Officer of BEC shall be the Chairman and Chief Executive Officer of the Company and the Chief Executive Officer and President of CES shall be the President and Chief Operating Officer of the Company. The provisions of this Section 7.15 are subject to the specific terms of the employment contracts referred to in Section 7.16 and the duties and responsibilities attributable to the positions referred to in this Section
7.15 shall be as set forth in such contracts. The other officers of the Company at the Effective Time shall be such officers as may be designated by the Board of Directors of the Company.

     SECTION 7.16 EMPLOYMENT CONTRACTS. At the Effective Time, the Company shall enter into employment contracts with BEC's Chief Executive Officer and CES's Chief Executive Officer in the forms set forth in Exhibit 7.16.1 and
Exhibit 7.16.2, respectively.

     SECTION 7.17 WORKFORCE MATTERS. Subject to compliance with applicable law and obligations under applicable collective bargaining agreements, for a period of three years following the Effective Time, any reductions in workforce in respect of employees of CES or BEC or any of their respective subsidiaries shall be made on the basis of the objectives to be achieved, giving consideration to previous work history, job experience, qualifications, and business needs without regard to whether employment prior to the Effective Time was with CES or its subsidiaries or BEC or its subsidiaries, and any employees whose employment is terminated or jobs are eliminated by the Company or any of its subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by the Company or any of its subsidiaries. Any workforce reductions carried out following the Effective Time by the Company and its subsidiaries shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

     SECTION 7.18 COMPANY'S BOARD OF DIRECTORS. Each of BEC's and CES's Boards of Trustees shall take such action as may be necessary to cause the number of directors comprising the full Board of Directors of the Company at the Effective Time to consist of 20 members, with 11 members to be selected by BEC and nine members to be selected by CES. The initial designation of such directors among the three classes of the Board of Directors of the Company shall be agreed between BEC and CES, the designees of each party to be divided as proportionally as is feasible among such classes; provided, however, that if, prior to the Effective Time, any of such designee shall decline or be unable to serve, the party hereto that designated such person shall designate another person to serve in such person's stead. At the Effective Time, the Board of Directors of the Company shall have such number of standing committees, with such names and functions as shall be agreed upon by BEC and CES prior to the Effective Time. CES shall have the right to designate two members of the Executive Committee, one of whom shall be the Chairman of the Board of CES on the Effective Date who shall be the Chairman of the Executive Committee.

     SECTION 7.19 CONFIDENTIALITY AGREEMENTS. During the period from the date of this Agreement through the Effective Time, neither party shall, and shall not permit its subsidiaries to, and shall use its reasonable best efforts to not permit its joint ventures to, terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any subsidiary or joint venture is a party and, during such period, shall (or, in the case of its joint ventures, shall use reasonable efforts to) enforce or cause to be enforced to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to specifically enforce the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

                                ARTICLE VIII.

                           CONDITIONS TO THE MERGERS

     SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS. The respective obligations of each party to effect the Mergers shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

     (a)     Shareholder Approvals.  The CES Shareholders' Approval and the
             ---------------------
BEC Shareholders' Approval shall have been obtained with respect to this Agreement and the Mergers.

     (b)     No Injunctions or Restraints: Illegality.  No temporary
             ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, of competent jurisdiction seeking any of the foregoing be pending, and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Mergers, which makes the consummation of the Mergers illegal.

     (c)     Registration Statement.  The Registration Statement shall have
             ----------------------
become effective in accordance with the provisions of the Securities Act, no stop order suspending such effectiveness shall have been issued and remain in effect, and no proceedings for that purpose and no similar proceeding in respect of the Joint Proxy Statement shall have been initiated or threatened by the SEC.

     (d)     Listing of Shares.  The shares of Company Common Stock issuable
             -----------------
in the Mergers pursuant to Article II shall have been approved for listing, upon official notice of issuance, on the New York Stock Exchange.

     (e)     Statutory Approvals.  The CES Required Statutory Approvals and
             -------------------
the BEC Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as hereinafter defined) and such Final Orders shall not impose terms or conditions which, in the aggregate, would have, or insofar as reasonably can be foreseen, could have, a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole or which would be materially inconsistent with the agreements of the parties contained herein; it being understood that for purposes of this section, "BEC Required Statutory Approval" shall include without limitation an approval by the Massachusetts Department of Telecommunication and Energy of a rate plan to be filed by the parties (the "Rate Plan") that includes a rate freeze as described in the Rate Plan and assurances to the reasonable satisfaction of BEC that the Company and its subsidiaries after the Mergers will be entitled to recover in rates the amortization and recovery of the acquisition premium (the excess of the CES Merger Consideration over the net book value of CES' assets) over a period not to exceed 40 years and transaction costs over a period not to exceed 10 years incurred by BEC in connection with the Mergers. As used in this Agreement, "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to be satisfied before the consummation of such transactions prescribed by law, regulation or order have been satisfied.

     (f)     Government Actions.  There shall not have been instituted,
             ------------------
pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority, administrative agency or court (in any such case of competent jurisdiction), nor shall there be in effect any judgment, decree or order of any Governmental Authority, administrative agency or court (in any such case, of competent jurisdiction), in either case, seeking to prohibit consummation of the Mergers and the Mergers and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

     (g)     Hart-Scott-Rodino Act.  All applicable waiting periods under the
             ---------------------
HSR Act shall have expired or been terminated.

     SECTION 8.2 ADDITIONAL CONDITIONS TO OBLIGATION OF BEC TO EFFECT THE MERGERS. The obligation of BEC to effect the Mergers shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by BEC in writing pursuant to Section 9.5:

     (a)     Performance of Obligations of CES.  CES (and/or its appropriate
             ---------------------------------
subsidiaries) shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement to be performed by it at or prior to the Effective Time, and CES shall have provided to BEC a certificate to such effect signed by the Chief Financial Officer of CES.

     (b)     Representations and Warranties.  The representations and
             ------------------------------
warranties of CES set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for (a) representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time and (b) representations and warranties that are no longer true and correct as a consequence of action taken by the parties in accordance with this Agreement) except in each of cases (i) and (ii) for such failures of representations or warranties (other than the representations and warranties contained in Section 4.9 of this Agreement) to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate, would not have or would not be reasonably likely to result in a CES Material Adverse Effect, and CES shall have provided to BEC a certificate to such effect signed by the Chief Financial Officer of CES.

     (c)     CES Required Consents.  All CES Required Consents shall have been
             ---------------------
obtained by CES, except where the failure to receive such CES Required Consents could not reasonably be expected to (i) have a CES Material Adverse Effect or a BEC Material Adverse Effect, or (ii) delay or prevent the consummation of the Mergers.

     (d)     Affiliate Agreements.  CES shall have received Affiliate
             --------------------
Agreements, duly executed by each "affiliate" of CES, substantially in the form of Exhibit 7.8, as provided in Section 7.8.

     (e)     Opinion of Counsel.  BEC shall have received a written opinion
             ------------------
from Ropes & Gray, which is in form and substance reasonably satisfactory to BEC and which applies the standards used by the Internal Revenue Service to issue an advance private letter ruling (assuming for this purpose that under these standards the factual representations required for such advance ruling must be true on the date of this Agreement and at the Effective Time), to the effect that each of the BEC Subsidiary Merger and the BEC Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

     (f)     Blue Sky Laws.  The Company shall have received all permits and
             -------------
other authorizations necessary under applicable blue sky laws to issue shares of Company Common Stock pursuant to the Mergers.

     (g)     Divestiture of Generating Assets.  Either (i) Canal Electric
             --------------------------------
Company, Commonwealth Electric Company and Cambridge Electric Light Company shall have consummated the sale of their non-nuclear generation assets pursuant to Purchase and Sale Agreements dated May 15, 1998 (the "Generation Asset Sale Agreements") between each of them (collectively, the "Divesting Utilities") and Southern Energy, L.L.C. or another unaffiliated buyer pursuant to a purchase and sale agreement under which the indemnification obligations are not materially more onerous to the Divesting Utilities than those in the Generation Asset Sale Agreements, or (ii) (A) the Board of Directors of each of the Company and each of the Divesting Utilities shall have voted, and such votes shall be in full force and effect as of the Effective Time, that in the event the Generation Asset Sale Agreements are terminated for any reason, the assets covered by the Generation Asset Sale Agreements will be sold to an unaffiliated party at the earliest practicable date, unless prior thereto the Divesting Utilities shall have consummated the sale of their respective non-nuclear generation assets to unaffiliated buyers pursuant to purchase and sale agreements under which the indemnification obligations are not materially more onerous to the Divesting Utilities than those in the Generation Asset Sale Agreements, and (B) the by laws of the Company and of the Divesting Utilities shall have been amended (the "CES By-law Amendments") to provide that (1) neither the Company's vote nor the Divesting Utilities' votes may be amended, rescinded or withdrawn and (2) the CES By-law Amendments may not be amended, without in either case the approval, as the Board of Directors of the Company or as the Board of Directors of the sole shareholder of the Divesting Utilities, as the case may be, of two-thirds of the members of the Board of Directors of the Company.

     SECTION 8.3 ADDITIONAL CONDITIONS TO OBLIGATION OF CES TO EFFECT THE MERGERS. The obligation of CES to effect the Mergers shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by CES in writing pursuant to Section 9.5:

     (a)     Performance of Obligations of BEC.  BEC (and/or its appropriate
             ---------------------------------
subsidiaries) shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement to be performed by it at or prior to the Effective Time, and BEC shall have provided to CES a certificate to such effect signed by the Chief Financial Officer of BEC.

     (b)     Representations and Warranties.  The representations and
             ------------------------------
warranties of BEC set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for (a) representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time and (b) representations and warranties that are no longer true and correct as a consequence of action taken by the parties in accordance with this Agreement) except in each of cases (i) and (ii) for such failures of representations or warranties (other than the representations and warranties contained in Section 5.9 of this Agreement) to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate, would not have or would not be reasonably likely to result in a BEC Material Adverse Effect, and BEC shall have provided to CES a certificate to such effect signed by the Chief Financial Officer of BEC.

     (c)     BEC Required Consents.  All BEC Required Consents shall have been
             ---------------------
obtained by BEC, except where the failure to receive such BEC Required Consents could not reasonably be expected to (i) have a BEC Material Adverse Effect or a CES Material Adverse Effect, or (ii) delay or prevent the consummation of the Mergers.

     (d)     Affiliate Agreements.  CES shall have received Affiliate
             --------------------
Agreements, duly executed by each "affiliate" of BEC substantially in the form of Exhibit 7.8, as provided in Section 7.8.

     (e)     Tax Opinion.  CES shall have received a written opinion from
             -----------
LeBoeuf, Lamb, Greene & MacRae, L.L.P., which is in form and substance reasonably satisfactory to BEC and which applies the standards used by the Internal Revenue Service to issue an advance private letter ruling (assuming for this purpose that under these standards the factual representations required for such advance ruling must be true on the date of this Agreement and at the Effective Time), to the effect that each of the CES Subsidiary Merger and the CES Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

     (f)     Blue Sky Laws.  The Company shall have received all permits and
             -------------
other authorizations necessary under applicable blue sky laws to issue shares of Company Common Stock pursuant to the Mergers.

     (g)     BEC Nuclear Facility.  Either (i) Boston Edison Company shall
             --------------------
have consummated the sale of the BEC Nuclear Facility pursuant to the Purchase and Sale Agreement dated November 18, 1998 (the "Nuclear Sale Agreement") between Boston Edison

Company and Entergy Nuclear Generating Company or another unaffiliated buyer pursuant to a purchase and sale agreement under which the indemnification and decommissioning obligations are not materially more onerous to Boston Edison Company than those in the Nuclear Sale Agreement, or (ii) (A) the Board of Directors of each of the Company and Boston Edison Company shall have voted, and such votes shall be in full force and effect as of the Effective Time, that in the event the Nuclear Sale Agreement is terminated for any reason Boston Edison Company will permanently cease operations of the BEC Nuclear Facility not later than the end of the then current fuel cycle unless prior thereto Boston Edison Company shall have consummated the sale of the BEC Nuclear Facility to an unaffiliated buyer pursuant to a purchase and sale agreement under which the indemnification and decommissioning obligations are not materially more onerous to Boston Edison Company than those in the Nuclear Sale Agreement, and (B) the by laws of the Company and of Boston Edison Company shall have been amended (the "BEC By-law Amendments") to provide that
(1) neither the Company's vote nor Boston Edison Company's vote may be amended, rescinded or withdrawn and (2) the BEC By-law Amendments may not be amended, without in either case the approval, as the Board of Directors of the Company or as the Board of Directors of the sole shareholder of Boston Edison Company, as the case may be, of two-thirds of the members of the Board of Directors of the Company.

                                 ARTICLE IX.

                      TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

     (a) by mutual written consent of the Boards of Trustees of CES and BEC;

     (b) by CES or BEC, by written notice to the other, if the Effective Time shall not have occurred on or before one year from the date of this Agreement (the "Initial Termination Date"); provided, however, that the right to terminate the Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and provided, further, that if on the Initial Termination Date the conditions to the Closing set forth in Section 8.1(e) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, and the approvals required by Section 8.1(e) which have not yet been obtained are being pursued with diligence, then the Initial Termination Date shall be extended for six months beyond the Initial Termination Date;

     (c) by CES or BEC, by written notice to the other, if the CES Shareholders' Approval shall not have been obtained at a duly held CES Special Meeting, including any adjournments thereof; or the BEC Shareholders' Approval shall not have been obtained at a duly held BEC Special Meeting, including any adjournments thereof;

     (d) by CES or BEC, if any state or federal law, order, rule or regulation is adopted or issued that has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting either or both of the Mergers, or if any court of competent jurisdiction or any Governmental Authority shall have issued a nonappealable final order, judgment or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Mergers (provided that the right to terminate this Agreement under this Section 9.1(d) shall not be available to any party that has not defended such lawsuit or other proceeding (including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed).

     (e) by CES, upon five days' prior notice to BEC, if, as a result of an Acquisition Proposal for CES, the Board of Trustees of CES determines in good faith based on the opinion of outside counsel that failure to accept such Acquisition Proposal may reasonably be expected to constitute a breach of their fiduciary duties; provided, however, that (i) the Board of Trustees of CES shall have been advised by outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, such fiduciary duties require the Board of Trustees to reconsider such commitment as a result of such Acquisition Proposal; (ii) the person making such Acquisition Proposal shall have acknowledged and agreed in writing to pay the termination and other fees set forth in Section 9.3 if such Acquisition Proposal is consummated or any other Acquisition Proposal is consummated with such person or any of its affiliates and (iii) prior to such termination, CES shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with BEC to attempt to make such adjustments in the terms and conditions of this Agreement as would enable CES to proceed with the transactions contemplated herein; provided, further, that CES and BEC acknowledge and affirm that notwithstanding anything in this Section 9.1(e) to the contrary, the parties hereto intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an Acquisition Proposal, it being acknowledged and agreed that any Acquisition Proposal would interfere with the strategic advantages and benefits that the parties hereto expect to derive from the Mergers; or

     (f) by BEC, upon five days' prior notice to CES, if, as a result of an Acquisition Proposal for BEC, the Board of Trustees of BEC determines in good faith based on the opinion of outside counsel that failure to accept such Acquisition Proposal may reasonably be expected to constitute a breach of their fiduciary duties; provided, however, that (i) the Board of Trustees of BEC shall have been advised by outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, such fiduciary duties require the Board of Trustees to reconsider such commitment as a result of such Acquisition Proposal; (ii) the person making such Acquisition Proposal shall have acknowledged and agreed in writing to pay the termination and other fees set forth in Section 9.3 if such Acquisition Proposal is consummated or any other Acquisition Proposal is consummated with such person or any of its affiliates and (iii) prior to such termination, BEC shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with CES to attempt to make such adjustments in the terms and conditions of this Agreement as would enable BEC to proceed with the transactions contemplated herein; provided, further, that BEC and CES acknowledge and affirm that notwithstanding anything in this Section 9.1(f) to the contrary, the parties hereto intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an Acquisition Proposal, it being acknowledged and agreed that any Acquisition Proposal would interfere with the strategic advantages and benefits that the parties hereto expect to derive from the Mergers; or

     (g) by CES, by written notice to BEC, if (i) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of BEC hereunder, and such breach shall not have been remedied within twenty days after receipt by BEC of notice in writing from CES, specifying the nature of such breach and requesting that it be remedied; or (ii) the Board of Trustees of BEC (A) shall withdraw or modify in any manner adverse to CES its approval of this Agreement and the transactions contemplated hereby or its recommendation to its shareholders regarding the approval of this Agreement, (B) shall fail to reaffirm such approval or recommendation upon the request of CES, (C) shall approve or recommend and Acquisition Proposal or (D) shall resolve to take any of the actions specified in clause (A), (B)or (C); provided, however, that CES and BEC acknowledge and affirm that notwithstanding anything in clause (g)(ii) above to the contrary, the parties hereto intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an Acquisition Proposal, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages that the parties hereto expect to derive from the Mergers; or

     (h) by BEC, by written notice to CES, if (i) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of CES hereunder, and such breach shall not have been remedied within twenty days after receipt by CES of notice in writing from BEC, specifying the nature of such breach and requesting that it be remedied; or (ii) the Board of Trustees of CES (A) shall withdraw or modify in any manner adverse to BEC its approval of this Agreement and the transactions contemplated hereby or its recommendation to its shareholders regarding the approval of this Agreement, (B)shall fail to reaffirm such approval or recommendation upon the request of BEC, (C) shall approve or recommend and Acquisition Proposal or (D) shall resolve to take any of the actions specified in clause (A), (B)or (C); provided, however, that BEC and CES acknowledge and affirm that notwithstanding anything in clause (h)(ii) above to the contrary, the parties hereto intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an Acquisition Proposal, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages that the parties hereto expect to derive from the Mergers.

     SECTION 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either CES or BEC pursuant to Section 9.1 there shall be no liability on the part of either CES or BEC or their respective affiliates, officers or directors hereunder, except that

(i) Section 7.1(c), Section 7.12, Section 9.3, Section 10.7 and Section 10.8 shall survive the termination, and (ii) nothing herein shall relieve any party from liability for any breach hereof.

     SECTION 9.3 TERMINATION FEE; EXPENSES.

     (a) If this Agreement (i) is terminated at such time that this Agreement is terminable pursuant to Section 9.1 (g)(i) or Section 9.1 (h)(i) or (ii) is terminated pursuant to Section 9.1(e) or Section 9.1(f), then (A) in the event of such a termination pursuant to Section 9.1(e) or Section l(h)(i), CES shall pay to BEC and (B) in the event of such a termination pursuant to Section 9.1(f) or Section 9.1 (g)(i), BEC shall pay to CES, promptly (but not later than five business days after such notice is received pursuant to Section 9.1(g)(i) or Section 9.1(h)(i) or is given pursuant to
Section 9.1(e) or Section 9.1(f)) cash in an amount equal to all documented out-of-pocket expenses and fees incurred by the other party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Mergers or the transactions contemplated by this Agreement) not in excess of $5 million; provided, however, that if this Agreement is terminated by a party as a result of a willful breach of a representation, warranty, covenant or agreement by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to the amount of out-of-pocket expenses set forth above, be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity.

     (b)     Additional Termination Fees.  If (i) this Agreement (w) is
             ---------------------------
terminated by any party pursuant to Section 9.1(e) or Section 9.1(f), (x) is terminated following a failure of the shareholders of CES or BEC to grant the necessary approvals described in Section 4.18 or Section 5.18, (y) is terminated as a result of such party's material breach of Section 7.4 or (z) is terminated pursuant to Section 9.1(g)(i) or Section 9.1(h)(i) as a result of such party's breach, and (ii) at the time of such termination (or, in the case of clause (i)(x) above, prior to the meeting of such party's shareholders) there shall have been an Acquisition Proposal involving such party or its affiliates which at the time of such termination or of the meeting of such party's shareholders (x) shall not have been rejected by such party and its Board of Trustees and (y) shall not have been withdrawn by the third party and (iii) within two years of any such termination described in clause (i) above, the party hereto or the affiliate thereof that is the target of such Acquisition Proposal (a "Target Party") becomes a subsidiary or part of such offeror or a subsidiary or part of an affiliate of such offeror, or merges with or into the offeror or a subsidiary or affiliate of the offeror or enters into a definitive agreement to consummate an Acquisition Proposal with such offeror or affiliate thereof, then (A) in the event CES or one of its affiliates is the Target Party, CES shall pay to BEC and (B) in the event BEC or one of its affiliates is the Target Party, BEC shall pay to CES, at the closing of the transaction (and as a condition to the closing) in which such Target Party becomes such a subsidiary or part of such other Person or the closing of such Acquisition Proposal occurs, an additional termination fee equal to $35 million in cash.

     (c)     Liquidated Damages: Prompt Payment.  The parties agree that the
             ----------------------------------
agreements contained in this Section 9.3 are an integral part of the transactions contemplated by the Agreement and constitute liquidated damages and not a penalty. If a party fails to promptly pay to the other any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank Boston, N.A. from the date such fee was required to be paid.

     SECTION 9.4 AMENDMENT. This Agreement may be amended by the respective Boards of the parties hereto, at any time before or after approval hereof by the shareholders of CES and BEC and prior to the Effective Time, but after such approvals, no such amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 9.5 WAIVER. At any time prior to the Effective Time, the parties hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE X.

                              GENERAL PROVISIONS

     SECTION 10.1 NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND WARRANTIES.

     (a) All representations, warranties and agreements in this Agreement shall not survive the Mergers, except as otherwise provided in this Agreement and except for the agreements contained in this Section 10.1 and in Article II, Section 7.5 (Directors' and Officers' Indemnification), Section 7.9 (Certain Employee Agreements), Section 7.10 (Employee Benefit Plans), Section
7.11 (Stock Plans), Section 7.12 (Expenses), Section 7.15 (Officers), Section
7.18 (Company's Board of Directors), Section 10.6 (Parties in Interest) and
Section 10.7 (Waiver of Jury Trial and Certain Damages). The representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

     (b) No party may assert a claim for breach of any representation or warranty contained in this Agreement (whether by direct claim or counterclaim) except as provided in Section 9.3(a).

     SECTION 10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally,
(ii) sent by reputable overnight courier service, (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to BEC or CES at the following addresses (or at such other address for such party as shall be specified by like notice):

     (a)     If to CES, to:

             Commonwealth Energy System
             One Main Street
             P.O. Box 9150
             Cambridge, Massachusetts  92142-9150
             Attention:  Russell D. Wright, Chief Executive Officer

             Telephone:  (617) 225-4600
             Telecopy:  (617) 225-4831

             with a copy to:

             LeBoeuf, Lamb, Greene & MacRae, L.L.P.
             260 Franklin Street
             Boston, MA  02110

             Attention: Paul K. Connolly, Jr., Esq.

             Telephone: (617) 439-9500
             Telecopy: (617) 439-0341

     (b)     If to BEC, to:

             BEC Energy
             800 Boylston Street
             Boston, Massachusetts 02199
             Attention:  Thomas J. May, Chief Executive Officer

             Telephone:  (617) 424-2000
             Telecopy: (617) 424-3204

             with a copy to:

             Ropes & Gray
             One International Place
             Boston, MA  02110-2624

             Attention:  David A. Fine, Esq.

             Telephone:  (617) 951-7000
             Telecopy:  (617) 951-7050

     SECTION 10.3 MISCELLANEOUS. This Agreement (including the documents aid instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; (ii) shall not be assigned by operation of law or otherwise; and (iii) shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts executed in and to be fully performed in such Commonwealth without giving effect to its conflicts of law rules or principles.

     SECTION 10.4 INTERPRETATION. When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The terms "hereof" and "hereto" shall refer to this Agreement as a whole unless otherwise expressly indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes or including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 10.5 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     SECTION 10.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

     SECTION 10.7 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. Each party to this Agreement waives, to the fullest extent permitted by applicable law, (I) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement and (ii) without limitation to Section 9.3, any right it may have to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits) or punitive damages.

     SECTION 10.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Massachusetts or in Massachusetts state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the Commonwealth of Massachusetts or any Massachusetts state court m the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the Commonwealth of Massachusetts.

     SECTION 10.9 MASSACHUSETTS BUSINESS TRUST.

     (a) The name "BEC Energy" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an Amended and Restated Declaration of Trust dated March 25, 1997, as amended from time to time, which is hereby referred to, and a copy of which, as amended, has been filed with the Secretary of the Commonwealth of The Commonwealth of Massachusetts. Any obligation, agreement, or liability made, entered into, or incurred by or on behalf of BEC binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.

     (b) The name "Commonwealth Energy System" means the trustee or trustees for the time being (as trustees but not individually) under a Declaration of Trust dated December 31, 1926, as amended, which is hereby referred to, and a copy of which has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into, or incurred by or on behalf of CES binds only the trust estate, and no shareholder, director, trustee, officer or agent assumes, or shall be held to, any liability by reason thereof.

     SECTION 10.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     SECTION 10.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                       BEC ENERGY

                                       By:

                                        /s/  Thomas J. May
                                       --------------------------------------
                                       Name:  Thomas J. May
                                       Title:  Chairman, President and Chief
                                               Executive Officer

                                       BOSTON ENERGY TECHNOLOGY GROUP,
                                       INC.

                                       By:

                                        /s/  Thomas J. May
                                       --------------------------------------
                                       Name:  Thomas J. May
                                       Title:  Chairman, President and Chief
                                               Executive Officer

                                       COMMONWEALTH ENERGY SYSTEM

                                       By:

                                        /s/  Russell D. Wright
                                       --------------------------------------
                                       Name:  Russell D. Wright
                                       Title:  President and Chief Executive
                                               Officer

                                       COM/ENERGY RESOURCES, INC.

                                       By:

                                        /s/  Russell D. Wright
                                       --------------------------------------
                                       Name:  Russell D. Wright
                                       Title:  Chairman and Chief Executive
                                               Officer

                                       BEC NEWCO, INC.

                                       By:

                                        /s/ Thomas J. May
                                       --------------------------------------
                                       Name:  Thomas J. May
                                       Title:  Chairman, President and Chief
                                               Executive Officer

                             EXHIBIT 2.1(c)/2.2(c)

     Assume that the Elective CES Cash Number is 2,500,000 and that the Elective BEC Cash Number is 4,500,000. This would occur if the CES shareholder elected to receive $110,250,000 ($44.10 x 2,500,000) of cash in the Merger, and the BEC shareholders elected to receive $198,450,000 of cash in the Merger ($44.10 x 4,500,000).

     Under the penultimate sentences of Section 2.1(c), the CES Cash Number would be increased by the lesser of:

     (i)     2,500,000 - 2,267,573.696, which is 232,426.304; or
                                                 -----------

     (ii)    4,535,147.392 - 4,500,000, which is 35,147.392.
                                                 ----------

      Because 35,147.392 is less than 232,426.304, the CES Cash Number would
              ----------              -----------
be increased by 35,147.392.  This means that instead of receiving $100,000,000
                ----------
of cash in the Merger, the CES shareholders would receive $101,550,000 ($44.10 x (2,267,573.696 + 35,147.392)).

     Under the last sentence of Section 2.2(c) the BEC Cash Number would be decreased by 35,147.392. This means that instead of receiving $200,000,000
             ----------
of cash in the Merger, the BEC shareholders would receive $198,450,000 ($44.10 x (4,535,147.392 - 35,147.392)).

EXAMPLE TWO
-----------

     Assume that the Elective CES Cash Number is 2,000,000 and that the Elective BEC Cash Number is 5,000,000. This would occur if the CES shareholder elected to receive $88,200,000 ($44.10 x 2,000,000) of cash in the Merger, and the BEC shareholders elected to receive $220,500,000 of cash in the Merger ($44.10 x 5,000,000).

     Under the penultimate sentence of Section 2.2(c) the BEC Cash Number would be increased by the lesser of:

     (i)     5,000,000 - 4,535,147.392, which is 464,852.608; or
                                                 -----------

     (ii)    2,267,573.696 - 2,000,000), which is 267,573.696.
                                                  -----------

     Because 267,573.696 is less than 464,852.608, the BEC Cash Number would
             -----------              -----------
be increased by 267,573.696.   This means that instead of receiving
                -----------
$200,000,000 of cash in the Merger, the BEC shareholders would receive $211,800,000 ($44.10 x (4,535,147.392+ 267,573.696)), and as explained below, under the last sentence of Section 2.1(c), the CES shareholders would receive $88,200,000.

     Under the last sentences of Section 2.1(c), the CES Cash Number would be decreased by 44.10 x 267,573.696, which is 11,800,000. This means that
                                           ----------
instead of receiving

$100,000,000 of cash in the Merger, the CES shareholders would receive $88,200,000 ($44.10 x (2,267,573.696 - 267,573.696).